                                                                     EXHIBIT 3.1


ARTICLES OF AMENDMENT TO          )                  STATE OF TEXAS
RESTATED ARTICLES OF              )                  COUNTY OF HARRIS
INCORPORATION OF                  )                  CITY OF HOUSTON
SOUTHDOWN, INC.                   )


         BE IT KNOWN, That on this 16th day of July, 1998,

         BEFORE ME, Linda F. Harrell, a Notary Public, duly commissioned and qualified in and for the County of Harris, State of Texas, and in the presence of the witnesses hereinafter named and undersigned:

                          PERSONALLY CAME AND APPEARED:

         PATRICK S. BULLARD and THOMAS E. DAMAN, appearing herein and acting for Southdown, Inc. (of which corporation they are, respectively, Vice President -- General Counsel & Secretary and Vice President -- Treasurer), a corporation organized and existing under the laws of the State of Louisiana, domiciled in the Parish of Orleans, State of Louisiana, organized by Articles of Incorporation effective April 4, 1930, which Articles, as amended, were restated pursuant to Restated Articles of Incorporation effective September 15, 1983, and further amended as of April 10, 1987, December 2, 1987, April 23, 1988, May 23, 1988, March 4, 1991, January 25, 1994 and June 26, 1998 (the "Corporation"), who declared that pursuant to Sections 24B(6) and 33A of the Louisiana Business Corporation Law, Article IIIB of the Restated Articles of Incorporation of the Corporation and resolutions of the Board of Directors of the Corporation adopted at a special meeting of the Board of Directors of the Corporation held on March 17, 1998, they now appear for the purpose of executing this act of amendment and putting into authentic form the amendment so adopted by the Board of Directors of the Corporation.

         AND THE SAID APPEARERS further declare that by a unanimous vote of the Board of Directors of said Corporation, it was:

         RESOLVED, that Article III of the Restated Articles of Incorporation of Southdown, Inc. be amended so that:

         1. The first sentence of Article III, Paragraph E. is hereby deleted and there is substituted in its place the following:

            E. Of the aforesaid 10,000,000 shares of Preferred Stock, 2,000,000 shares shall constitute a separate series of preferred shares designated "Preferred Stock, Cumulative Junior Participating Series C" (the "Series C Preferred Stock").

         APPEARERS further stated that all of the shares of the Corporation have par value; that the Corporation is authorized to issue 210,000,000 shares, of which 200,000,000 are common shares of the par value of $1.25 and 10,000,000 are preferred shares of the par value of $0.05 per share; that of the preferred shares, 2,000,000 have been designated as the Series C Preferred Stock; and that the

Board of Directors of the Corporation has the authority to amend the Articles to fix the preferences, limitations, and relative rights of the preferred shares, and to establish, and fix variations and relative rights and preferences as between, series of preferred shares, all as more fully set out in Article III of the Articles of Incorporation.

         AND SAID APPEARERS having requested me, Notary, to note said amendment in authentic form, I do by these presents receive said amendments in the form of this public act to the end that said amendment may be promulgated and recorded and thus be read into the Restated Articles of Incorporation of Southdown, Inc., as hereinabove set forth.

         THUS DONE AND PASSED, in my office at Houston, Harris County, State of Texas, on the day, month and year first above written, in the presence of the undersigned competent witnesses, who hereunto sign their names with the said appearers and me, Notary, after a due reading of the whole.

                                     SOUTHDOWN, INC.


                                     By:
                                        ----------------------------------------
                                           Patrick S. Bullard, Vice President -
                                           General Counsel and Secretary

                                     By:
                                        ----------------------------------------
                                           Thomas E. Daman
                                           Vice President - Treasurer
WITNESSES:


--------------------------------
Margaret Nunez


--------------------------------
John Randall Thompson



                        --------------------------------
                                  NOTARY PUBLIC

                              ARTICLES OF AMENDMENT TO
                         RESTATED ARTICLES OF INCORPORATION
                                 OF SOUTHDOWN, INC.
                                 DATED JUNE 25,1998

    ARTICLES OF AMENDMENT TO      )          STATE OF TEXAS
      RESTATED ARTICLES OF        )          COUNTY OF HARRIS
        INCORPORATION OF          )          CITY OF HOUSTON
         SOUTHDOWN, INC.          )

     BE IT KNOWN, That on this 25th day of June, 1998
     BEFORE ME, Linda F. Harrell, a Notary Public, duly commissioned and qualified in and for the County of Harris, State of Texas, and in the presence of the witnesses hereinafter named and undersigned:

                         PERSONALLY CAME AND APPEARED:

     CLARENCE C. COMER and PATRICK S. BULLARD, appearing herein and acting for Southdown, Inc. (of which Corporation they are, respectively, President and Secretary), a corporation organized and existing under the laws of the State of Louisiana, domiciled in the Parish of Orleans, State of Louisiana, organized by Articles of Incorporation effective April 4, 1930, which Articles, as amended, were restated pursuant to Restated Articles of Incorporation effective September 15, 1983, and further amended as of April 10, 1987, December 2, 1987, April 23, 1988, May 23, 1988, March 4, 1991 and January 25, 1994 ("the Corporation"), who declared that pursuant to Sections 24B(6) and 33A of the Louisiana Business Corporation Law, Article IIIB of the Restated Articles of Incorporation of the Corporation, resolutions of the Board of Directors of the Corporation adopted at regular and special meetings of the Board of Directors of the Corporation held on March 17, 1998 and March 26, 1998, and resolutions of its duly authorized Special Committee unanimously adopted at a special meeting of such committee held on May 5, 1998, they now appear for the purpose of executing this act of amendment and putting into authentic form the amendment so adopted by the Special Committee of the Board of Directors of the Corporation.

     AND THE SAID APPEARERS further declare that by a vote of the shareholders of said Corporation, it was:

     RESOLVED, that Article III of the Restated Articles of Incorporation of Southdown, Inc. be amended so that:

     1.   Paragraph A. is amended to read in its entirety as follows:

          A. The Corporation has authority to issue 200,000,000 shares of Common Stock of the par value of $1.25 per share (the "Common Stock") and 10,000,000 shares of Preferred Stock of the par value of $.05 per share (the "Preferred Stock").


- -1-

     AND SAID APPEARERS further declare that of the outstanding shares of capital stock of the Corporation 20,816,924 were represented at said meeting and that 17,195,420 shares were voted for the said amendment and that 1,034,005 shares were voted against the said amendment or abstained from voting thereon.

     APPEARERS FURTHER stated that all of the shares of the Corporation have par value; that the Corporation is authorized to issue 210,000,000 shares, of which 200,000,000 are common shares of the par value of $1.25 per share and 10,000,000 are preferred shares of the par value of $0.05 per share; and that the Board of Directors of the Corporation and the Special Committee thereof each has the authority to amend the articles to fix the preferences, limitations and relative rights of the preferred shares, and to establish, and fix variations and relative rights and preferences as between series of preferred shares, all as more fully set out in Article III of the Restated Articles of Incorporation.

     AND SAID APPEARERS having requested me, Notary, to note said amendment in authentic form, I do by these presents receive said amendments in the form of this public act to the end that said amendment may be promulgated and recorded and thus be read into the Restated Articles of Incorporation of Southdown, Inc., as hereinabove set forth.

     THUS DONE AND PASSED, in my office at Houston, Harris County, State of Texas, on the day, month and year first above written, in the presence of the undersigned competent witnesses, who hereunto sign their names with the said appearers and me, Notary, after a due reading of the whole.

                                        SOUTHDOWN, INC.

                                        By: /s/ CLARENCE C. COMER
                                            ------------------------------------
                                        Clarence C. Comer
                                        President and Chief Executive Officer

                                        By: /s/ [ILLEGIBLE]
                                            ------------------------------------
                                        Vice President - General Counsel
                                        and Secretary


- -2-

WITNESSES:



/s/ [ILLEGIBLE]
---------------------------------


/s/ MICHELLE RAYMOND
---------------------------------


                              /s/ LINDA F. HARRELL
                         ------------------------------
                                  NOTARY PUBLIC


                                     [SEAL]


- -3-

                            ARTICLES OF AMENDMENT TO
                       RESTATED ARTICLES OF INCORPORATION
                             DATED JANUARY 25, 1994

ARTICLES OF AMENDMENT                       )                   STATE OF TEXAS
         TO                                 )
RESTATED ARTICLES OF                        )                   COUNTY OF HARRIS
   INCORPORATION                            )
         OF                                 )                   CITY OF HOUSTON
   SOUTHDOWN, INC.                          )

     BE IT KNOWN, That on this 25th day of January, 1994

     BEFORE ME, Michelle Raymond, a Notary Public, duly commissioned and qualified in and for the County of Harris, State of Texas, and in the presence of the witnesses hereinafter named and undersigned:

                         PERSONALLY CAME AND APPEARED:

     EDGAR J. MARSTON III and WENDELL E. PHILLIPS, II, appearing herein and acting for Southdown, Inc. (of which Corporation they are, respectively, Executive Vice President and General Counsel and Secretary), a corporation organized and existing under the laws of the State of Louisiana, domiciled in the Parish of Orleans, State of Louisiana, organized by Articles of Incorporation effective April 4, 1930, which Articles, as amended, were restated pursuant to Restated Articles of Incorporation effective September 15, 1983, and further amended as of April 10, 1987, December 2, 1987, April 23, 1988 and March 4, 1991 ("the Corporation"), who declared that pursuant to Sections 24B(6) and 33A of the Louisiana Business Corporation Law, Article IIIB of the Restated Articles of Incorporation of the Corporation, resolutions of the Board of Directors of the Corporation adopted at special meetings of the Board of Directors of the Corporation held on November 22, 1993 and January 20, 1994, and resolutions of its duly authorized Special Committee unanimously adopted at a special meeting of such committee held on January 20, 1994, they now appear for the purpose of executing this act of amendment and putting into authentic form the amendment so adopted by the Special Committee of the Board of Directors of the Corporation.

     AND THE SAID APPEARERS further declare that by unanimous vote of the duly authorized Special Committee of the Board of Directors of the Corporation, it was resolved that Article III of the Restated Articles of Incorporation of the Corporation be further amended as follows:

     1.   There is added as a new paragraph F of Article III the following:

          F. Of the aforesaid 10,000,000 shares of Preferred Stock, 1,725,000 shares shall constitute a separate series of preferred shares designated "Preferred Stock, $2.875 Cumulative Convertible Series D" (hereinafter called the

"Series D Preferred Stock"), which shall have a stated value of $50.00 per share. The preferences, limitations and relative rights of the Series D Preferred Stock are as follows:

            PREFERRED STOCK, $2.875 CUMULATIVE CONVERTIBLE SERIES D

     (1) Dividends. The holders of the Series D Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of the funds of the Corporation legally available therefor, subject to the prior and superior rights of the holders of the Corporation's Preferred Stock, $.70 Cumulative Convertible Series A (the "Series A Preferred Stock") and any other shares of any series or class of stock of the Corporation ranking senior to the Series D Preferred Stock as to dividends, but pari passu with the Corporation's Preferred Stock, $3.75 Convertible Exchangeable Series B (the "Series B Preferred Stock") and any other shares of any series or class of stock of the Corporation ranking senior to the Series D Preferred Stock as to dividends, but pari passu with the Corporation's Preferred Stock, $3.75 Convertible Exchangeable Series B (the "Series B Preferred Stock") and any other shares of any series or class of stock of the Corporation ranking pari passu with the Series D Preferred Stock as to dividends, and in preference to the holders of the Corporation's Preferred Stock, Cumulative Junior Participating Series C (the "Series C Preferred Stock") that may be issued and the holders of the Common Stock of the Corporation and any other stock of the Corporation ranking junior to the Series D Preferred Stock as to dividends, cumulative preferential dividends per share of Series D Preferred Stock in cash at the rate per annum of $2.875, and no more, until conversion or redemption. Dividends on the Series D Preferred Stock will be cumulative, will accrue from the date of original issuance and will be paid (when and as declared by the Board of Directors of the Corporation) in cash quarterly, in arrears, on the first day of each April, July, October and January, commencing on April 1, 1994. Each such regular dividend on the Series D Preferred Stock shall be paid to the holders of record of shares of the Series D Preferred Stock as they appear on the stock register of the Corporation on such record date, not exceeding 30 days preceding the payment date thereof, as shall be fixed by the Board of Directors of the Corporation. Dividends on account of arrears for any past dividend periods may be declared and paid at any time, without reference to any regular dividend payment date, to the holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board of Directors of the Corporation. No dividend may be declared on any other series or class of stock ranking on a parity with the Series D Preferred Stock as to dividends in respect of any dividend period, unless there shall also be or have been on the Series D Preferred Stock like dividends for all periods at the dividend rates fixed therefor. In the event that full cumulative dividends on the Series D Preferred Stock have not been paid or declared and set apart for payment, the Corporation may not declare or pay or set apart for payment any dividends or make any other distributions on, or make any payment on account of the purchase, redemption or retirement of, the Common Stock or any other stock of the Corporation ranking as to dividends or distributions of assets on liquidation, dissolution or winding up of the Corporation junior to the Series D Preferred Stock (other than, in the case of dividends or distributions, dividends or distributions paid in shares of Common Stock or such other junior ranking stock), until full cumulative dividends on the Series D Preferred Stock are paid or declared and set apart for payment.

     (2)  Redemption.    (a) Shares of Series D Preferred Stock shall be
redeemable for cash, at the option of the Corporation, in whole or in part at any time or from time to time on or after January 27, 2001, at a redemption price of $50 per share of Series D Preferred Stock, plus an amount equal to accrued and unpaid dividends (whether or not declared) to the date fixed for redemption. If the date of redemption falls after a dividend payment record date but before the related payment date, the record holders of the Series D Preferred Stock on that record date shall be entitled to receive the dividend payable on the Series D Preferred Stock notwithstanding the redemption thereof. Except as provided in this subparagraph (2)(a), no payment or allowance shall be made for accrued dividends on any shares of Series D Preferred Stock called for redemption.

     (b) In case of the redemption of only part of the Series D Preferred Stock at the time outstanding, such redemption shall be made pro rata or by lot or in such other manner as the Board of Directors of the Corporation may determine; provided, however, that the Corporation shall not be required to effect the redemption in any manner that results in additional fractional shares being outstanding. If full cumulative dividends on the outstanding shares of Series D Preferred Stock shall not have been paid or declared and set apart for payment for all regular dividend payment dates to and including the last dividend payment date prior to the date fixed for redemption, the Corporation shall not call for redemption any shares of Series D Preferred Stock unless all such shares then outstanding are called for simultaneous redemption.

     (c) Notice of any proposed redemption of Series D Preferred Stock shall be given by the Corporation not less than 30 days nor more than 60 days prior to the date fixed for such redemption to each holder of record of the shares to be redeemed at the address appearing on the books of the Corporation. Notice of redemption shall be deemed to have been given when deposited in the United States mails, first class mail, postage prepaid, whether or not such notice is actually received. If on or before the redemption date specified in such notice all funds necessary for such redemption shall have been made available at the office of the transfer agent, in trust for the pro rata benefit of the holders of the shares so called for redemption, so as to be and continue to be available therefor, then from and after the date of redemption so designated, notwithstanding that any certificate representing shares of Series D Preferred Stock so called for redemption shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding, the right to receive dividends thereon shall cease to accrue and all rights with respect to such shares of Series D Preferred Stock so called for redemption shall forthwith at the close of business on such redemption date cease and terminate, except only the right of the holders thereof to receive the redemption price of such shares so to be redeemed plus an amount equal to accrued and unpaid dividends (whether or not declared) to the date fixed for redemption, but without interest thereon.

     (d) Any monies so set aside by the Corporation and unclaimed at the end of three years from the date fixed for redemption shall revert to the general funds of the Corporation.

     (e) The Corporation may, however, prior to the redemption date specified in the notice of redemption, deposit in trust for the account of the holders of the shares of Series D Preferred Stock to be redeemed, with a bank or trust company in good standing organized under the laws of the United States of America or of any state thereof, having its principal office located in the continental United States, and having a capital, surplus and undivided profits aggregating at least $50 million, designated in such notice of redemption, all funds necessary for such redemption (including accrued and unpaid dividends up to the date fixed for redemption), together with irrevocable written instructions authorizing such bank or trust company, on behalf and at the expense of the Corporation, to cause the notice of redemption to be mailed as herein provided at least 30 days but not more than 60 days prior to the redemption date and to include in said notice of redemption a statement that all funds necessary for such redemption have been so deposited in trust and are immediately available, and from and after the redemption date, notwithstanding that any certificate representing shares of Series D Preferred Stock so called for redemption shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding and all rights with respect to such shares of Series D Preferred Stock shall forthwith at the close of business on such redemption date cease and terminate, except only the right of the holders thereof to receive from such bank or trust company, at any time after the redemption date, the redemption price of such shares so to be redeemed plus accrued and unpaid dividends (whether or not declared) to the date fixed for redemption, but without interest thereon. In the event the holder of any such shares of Series D Preferred Stock shall not, within three years after the redemption date, claim the amount deposited for the redemption thereof, the depositary shall, upon the request of the Corporation expressed in a resolution of its Board of Directors, pay over to the Corporation such unclaimed amount after which time the holders of the shares so called for redemption shall look only to the Corporation for the payment thereof.

     (f) If any shares of Series D Preferred Stock called for redemption are not issued and outstanding as of the date fixed for redemption, the amount set aside or deposited for the redemption thereof shall revert to or be paid over to the Corporation.

     (g) Any shares of Series D Preferred Stock which are redeemed or otherwise purchased or acquired by the Corporation or any subsidiary thereof shall be cancelled. The number of shares of Series D Preferred Stock shall be reduced by the number of shares so cancelled and such cancelled shares shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series, and may thereafter be issued but not as shares of Series D Preferred Stock. For the purposes of this paragraph, a subsidiary means a corporation of which a majority of the capital stock having voting power under ordinary circumstances to elect a majority of the board of directors is owned by
(a) the Corporation, (b) the Corporation and one or more of its subsidiaries or
(c) one or more of the Corporation's subsidiaries.

     (3) Regarding Voting Rights. (a) Each share of Series D Preferred Stock shall entitle the holder thereof to one vote and, except as provided herein or as required by law, the Series D Preferred Stock and the Common Stock (and any other capital stock of the Corporation at any time entitled to vote) shall vote together as a single class.

     (b) In addition to any provisions herein and any requirement of law, the Series D Preferred Stock shall vote as a single class with respect to any proposal (i) to change the dividend rate, liquidation preference, redemption price, voting rights or conversion rights of the shares of Series D Preferred Stock or to increase the number of authorized shares of Series D Preferred Stock; (ii) to increase the authorized amount of any series or class of capital stock of the Corporation that ranks senior to the Series D Preferred Stock as to dividends or distribution of assets on liquidation; (iii) to authorize, create, issue or sell any shares of any series or any class of capital stock of the Corporation that ranks senior to the Series D Preferred Stock as to dividends or assets upon liquidation;
(iv) to change or modify the voting rights of the Series D Preferred Stock and
(v) for the alteration, change or modification of the rights set forth in this subparagraph (3)(b). The affirmative vote of the holders of at least two-thirds of the outstanding shares of Series D Preferred Stock shall be required to take any action on the matters specified in clauses (i) through (v) of this subparagraph (3)(b).

     (c) Unless the vote of a larger percentage is required by law or the Articles of Incorporation, the affirmative vote of the holders of a majority of the outstanding shares of Series D Preferred Stock entitled to vote on the matter shall be sufficient to take any action as to which a class vote of the holders of the Series D Preferred Stock is required by law or the Articles of Incorporation.

     (d) Whenever, at any time, dividends payable on the Series D Preferred Stock shall be in arrears for six quarterly dividend periods, the holders of all classes or series of preferred stock which rank pari passu with the Series
D Preferred Stock as to dividends and which shall specifically state that they shall vote with the Series D Preferred Stock for the election of two directors in such a case (specifically excluding the Series A Preferred Stock, the Series B Preferred stock and the Series C Preferred Stock) (the "Voting Preferred Stock"), shall have the exclusive right, voting separately as a class, irrespective of class or series, to elect by a plurality of the votes cast two directors of the Corporation, who shall be a Class I director and a Class II director, respectively, (i) at the Corporation's next annual meeting of shareholders, (ii) at a special meeting held in place thereof, (iii) at a special meeting of the holders of shares of the Voting Preferred Stock called by the Secretary of the Corporation upon the written request of the holders of record of 25% or more of the total number of shares of Voting Preferred Stock then outstanding, to be held within 30 days after delivery of such request, or
(iv) by written consent of the holders of a majority of the issued and outstanding shares of Voting Preferred Stock in lieu thereof, and at each succeeding meeting of shareholders thereafter at which directors shall be elected until such rights shall terminate as hereinafter provided. The Board of Directors of the Corporation hereby unanimously directs the Secretary of the Corporation to give notice of any special meeting of the shareholders of the Corporation required from time to time by the provisions of this paragraph (3), in the manner prescribed by the Bylaws of the Corporation. At elections for such directors, each holder of the Voting Preferred Stock shall be entitled to one vote for each share held. Upon the vesting of such voting right in the holders of the Voting Preferred Stock, the maximum authorized number of members of the Board of Directors shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of the Voting Preferred Stock as hereinabove set forth. The right of the holders of the Voting Preferred Stock, voting separately as a class, to elect members of the Board of Directors of the Corporation as aforesaid shall continue until such time as all dividends accumulated on the voting Preferred Stock shall have been paid in full, at which time such right shall terminate, except as by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned. Upon any termination of the right of the holders of the Voting Preferred Stock to vote for directors as herein provided, the term of office of all directors then in office elected by such Voting Preferred Stock voting as a class shall terminate immediately. If the office of any director elected by the holders of the Voting Preferred Stock becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the remaining director elected by the holders of Voting Preferred Stock voting as a class may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred. Whenever the special voting powers vested in the holders of the Voting Preferred Stock shall have expired, the number of directors shall become such number as may be provided for in the By-Laws, or resolution of the Board of Directors thereunder, irrespective of any increase made pursuant to the provisions of this subparagraph (3)(d).

     (4) Priority in Event of Dissolution. In the event of any liquidation, dissolution, or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation (including any liquidation preferences payable in respect of the Series A Preferred Stock and any other capital stock of the Corporation ranking senior to the Series D Preferred Stock as to assets), the holders of the Series D Preferred Stock shall be entitled to receive, out of the remaining net assets of the Corporation, $50.00 in cash for each share of Series D Preferred Stock, plus an amount equal to all dividends accrued and unpaid on each such share (whether or not declared) up to the date fixed for distribution, before any distribution shall be made to the holders of the Common Stock of the Corporation, the Series C Preferred Stock or any other stock of the

Corporation ranking junior to the Series D Preferred Stock as to assets. If upon any liquidation, dissolution or winding up of the affairs of the Corporation, the assets distributable among the holders of the Series D Preferred Stock, the Series B Preferred Stock and any other capital stock of the Corporation ranking on a parity with the Series D Preferred Stock as to assets shall be insufficient to permit the payment in full to the holders of all shares of such Series D Preferred Stock, the Series B Preferred Stock and any other capital stock of the Corporation ranking on a parity with the Series D Preferred Stock as to assets of all preferential amounts payable to all such holders, then the entire assets of the Corporation thus distributable shall be distributed ratably among the holders of the Series D Preferred Stock, the Series B Preferred Stock and any other capital stock of the Corporation ranking on a parity with the Series D Preferred Stock as to assets in proportion to the respective amounts that would be payable per share if such assets were sufficient to permit payment in full.

     (5) Conversion at Option of Holder. (a) Subject to and upon compliance with the provisions herein, at the option of the holder, shares of Series D Preferred Stock may at any time be converted into fully paid and nonassessable shares of common stock at the rate of 1.511 shares of Common Stock for each share of Series D Preferred Stock to be converted (subject to adjustment as hereinafter provided) (the "Conversion Rate"); provided, however, that if the Corporation shall have given notice of redemption of any shares of Series D Preferred Stock pursuant to paragraph (2) above or notice of conversion at the option of the Corporation pursuant to paragraph (6) below, such right to convert such shares shall terminate at 5:00 p.m., New York City time, on the date fixed for redemption or such conversion, respectively (unless the Corporation shall default in the payment due upon redemption in which case such conversion rights shall not expire). The result obtained by dividing $50.00 by the Conversion Rate in effect from time to time is herein referred to as the "Conversion Price." The initial conversion Price shall be $33.092. Whenever the Conversion Price is adjusted pursuant to the provisions of subparagraph (7)(c) below, the Conversion Rate shall be redetermined by dividing $50.00 by the then adjusted Conversion Price. The Conversion Rate and the Conversion Price in effect from time to time shall be calculated to four decimal places and rounded to the nearer thousandths.

     (b) In order to exercise the right to convert, the holder of any shares of Series D Preferred Stock to be converted shall surrender the certificate representing such shares of Series D Preferred Stock, accompanied (if so required by the Corporation) by the proper instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder thereof or by his attorney duly authorized in writing, to the transfer agent of the Series D Preferred Stock or at such other office or offices, if any, as the Board of Directors shall designate and shall give written notice to the Corporation at such office that the holder elects to convert such Series D Preferred Stock. Such shares of Series D Preferred Stock surrendered for conversion shall be deemed to have been converted immediately prior to the close of business on the date of the giving of such notice and of the surrender of such certificates for conversion in accordance with the foregoing provisions, and at such time the rights of the holder of such Series D Preferred Stock as such holder shall cease, and the holder thereof shall be treated for all purposes as the record holder of Common Stock from and after such time. As promptly as practicable after receipt of such notice and the surrender of such certificates as aforesaid, the Corporation shall issue and deliver at such office a certificate or certificates for the number of full shares of Common Stock issuable upon conversion.

     (6) Conversion at Option of Corporation. (a) On and after January 27, 1997 and until January 27, 2001, shares of Series D Preferred Stock outstanding are convertible, at the option of the Corporation, in whole but not in part, at any time, into fully paid and non-assessable shares of Common Stock. The Corporation may exercise this option only if for at least 20 trading days within any period of 30 consecutive trading days, including the last trading day of such period, the Market Price (as defined below) of the Common Stock exceeds 130 percent of the Conversion Price on such respective dates and only if all dividends on the Series D Preferred Stock for all dividend periods ending on or prior to the dividend payment date next preceding the Conversion Date (as defined herein) have been paid or set aside for payment.

     (b) In order to exercise its option to convert shares of the Series D Preferred Stock, the Corporation must, not fewer than 15 nor more than 60 days before the date of such conversion (the "Conversion Date"), issue a press release announcing the conversion and specifying the Conversion Date, which announcement shall be made prior to 9:00 A.M., New York City time, of the second trading day after the end of any such 30-day trading period. The Corporation shall also give notice of such conversion to the holders of record of shares of Series D Preferred Stock to be converted at the holders' addresses shown on the books of the Corporation. Notice of such conversion must be given by first class mail, postage per-paid, not fewer than 15 or more than 60 days before the

Conversion Date and must state: (i) the Conversion Date; (ii) the Conversion Rate and the Conversion Price as of the date immediately preceding the date of the notice; (iii) the place or places where certificates for the shares of Series D Preferred Stock may be surrendered in exchange for certificates for shares of the Common Stock; and (iv) that dividends on the shares of the Series D Preferred Stock to be converted will cease to accrue on the Conversion Date. Notice is given when deposited in the United States mail, by first class mail, postage prepaid, whether or not actually received. The Corporation's failure to mail such notice to a shareholder shall not affect the validity or effectiveness of the conversion of the shares of Series D Preferred Stock into shares of Common Stock.

          (c) On the date fixed by the Corporation as of the Conversion Date, the rights of the holders of the shares of Series D Preferred Stock as such shall cease, the shares of Series D Preferred Stock to be converted shall no longer be deemed outstanding, dividends thereon shall cease to accrue and certificates for such shares shall represent (i) the shares of Common Stock issuable on conversion of the Series D Preferred Stock evidenced thereby and
(ii) the right to receive the amounts payable under Section 7(b) in lieu of the issuance of any fractional share.

          (d) The number of shares of Common Stock issuable for each share of Series D Preferred Stock so converted shall be equal to the product of the number of shares of Series D Preferred Stock being converted and the Conversion Rate in effect as of the Conversion Date.

     (7) General Provisions Regarding Conversion. The following provisions shall be applicable to all conversions of Series D Preferred Stock pursuant to paragraphs (5) and (6):

          (a) If the Conversion Date falls after a dividend payment record date but before the related payment date, the record holder of the Series D Preferred Stock on that record date shall be entitled to receive the dividend payable on the Series D Preferred Stock notwithstanding the conversion thereof. Except as provided in this subparagraph (a), no payment or allowance shall be made for accrued dividends on any shares of Series D Preferred
Stock converted or surrendered for conversion.

          (b) No fractional share of Common Stock shall be issued upon conversion of Series D Preferred Stock. Instead of any fractional share of Common Stock which would otherwise be issuable upon conversion of any Series D Preferred Stock, the Corporation shall pay a cash adjustment equal to such fraction multiplied by the Market Price per share of the Common Stock (as defined below) on the trading day next preceding the date of conversion. In determining the number of shares of Common Stock and the payment, if any, in lieu of fractional shares that a holder of Series D Preferred Stock shall receive, the total number of shares of Series D Preferred Stock surrendered for conversion by such holder shall be aggregated.

          (c) The number and kind of securities issuable upon the conversion of the Series D Preferred Stock shall be subject to adjustment from time to time upon the happening of certain events occurring on or after the date of original issue of the shares of the Series D Preferred Stock as follows:

               (i) In case of any reclassification or change of Common Stock issuable upon exercise of these conversion rights (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination), or in case of any consolidation or merger of the Corporation with or into another corporation (other than a merger with another corporation in which the Corporation is the surviving Corporation and which does not result in any reclassification or change -- other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination -- of Common Stock issuable upon exercise of these conversion rights), or in the case of a sale or conveyance in a single transaction or in a series of related transactions with the same purchaser or affiliates thereof of all or substantially all the assets of the Corporation as an entirety, or a statutory share exchange in which all shares of Common Stock are exchanged for shares of another corporation or entity, the holders of the Series D Preferred Stock shall have, and the Corporation, or such successor entity or purchaser, shall covenant in the constituent documents effecting any of the foregoing transactions that the holders of the Series D Preferred Stock do have, the right to obtain upon the exercise of these conversion rights, in lieu of each share of Common Stock theretofore issuable upon exercise of these conversion rights, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change, consolidation or merger, conveyance or sale of assets or share exchange by a holder of one share of Common Stock issuable upon exercise of these conversion rights as if they had been exercised immediately prior to such reclassification, change, consolidation or merger, conveyance or sale of assets or share exchange. The constituent documents effecting any reclassification, change, consolidation or merger, or share exchange shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in this subparagraph (c). The provisions of this subparagraph (c)(i) shall similarly apply to successive reclassifications, changes, consolidations or mergers, conveyances or sales of assets or share exchanges.

          (ii) If the Corporation at any time while any of the Series D Preferred Stock is outstanding shall subdivide or combine its Common Stock, the Conversion Price shall be proportionately reduced, in case of subdivision of shares, as at the effective date of such subdivision, or if the Corporation shall take a record of holders of its Common Stock for the purpose of so subdividing, as at such record date, whichever is earlier, or shall be proportionately increased, in the case of combination of shares, as at the effective date of such combination or, if the Corporation shall take a record of holders of its Common Stock for the purpose of so combining, as at such record date, whichever is earlier.

          (iii) If the Corporation at any time while any of the Series D Preferred Stock is outstanding shall pay to any holders of stock of the Corporation a dividend payable in, or make any other distribution of, Common Stock, the Conversion Price shall be adjusted, as of the date the Corporation shall take a record of the holders of such stock for the purpose of determining the holders entitled to receive such dividend or other distribution (or if no such record is taken, as at the date of such payment or other distribution), to that price determined by multiplying the Conversion Price in effect immediately prior to such record date (or if no such record is taken, then immediately prior to such payment or other distribution) by a fraction (1) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (2) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution (plus in the event that the Corporation paid cash for fractional shares, the number of additional shares which would have been outstanding had the Corporation issued fractional shares in connection with said dividend, except to the extent such payment of cash is treated as a dividend payable out of earnings or surplus legally available for the payment of dividends under the laws of the State of Louisiana).

          (iv) If the Corporation shall issue to all holders of its Common Stock any warrant, option or other right to subscribe for or purchase shares of Common Stock at a price per share less than the Market Price of the Common Stock, the Conversion Price shall be adjusted, as of the date the Corporation shall take a record of the holders of its Common Stock for the purpose of receiving such issuance or distribution, to that price determined by multiplying the Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such warrants, options or rights plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Market Price per share, and the denominator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such warrants, options or rights plus the number of additional shares of Common Stock offered for subscription or purchase.

          (v) If the Corporation shall distribute to all holders of its Common Stock evidences of indebtedness of the Company, shares of capital stock of the Corporation (other than Common Stock) or assets or rights or warrants to subscribe for or purchase any of its securities (excluding those dividends, warrants, options and rights referred to in subparagraph (iv) above and dividends and other distributions paid in cash out of the profits or surplus of the Corporation legally available therefor under the laws of the State of Louisiana) then in each case the Conversion Price shall be adjusted, as of the date the Corporation shall take a record of the holders of its Common Stock for the purpose of determining the holders entitled to receive such issuance or distribution, to that price determined by multiplying the Conversion Price by a fraction the numerator of which shall be Market Price per share of the Common Stock less the fair market value (as determined by the Board of Directors of the Corporation, whose determination shall be conclusive) of the portion of the assets, evidences of indebtedness for subscription rights so distributed in respect of one share of Common Stock and the denominator of which is the Market Price per share of Common Stock on the record date for such distribution.

          (vi) No adjustment of the Conversion Price shall be made in an amount less than $.05 per share, but any such lesser adjustment shall be carried forward and shall be made at the time together with the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to $.05 per share or more.

          (vii) The Market Price per share of Common Stock on any day means the closing price for such shares as reported in The Wall Street Journal's NYSE-Composite Transactions listing for such day (corrected for obvious typographical errors), or if such shares are not reported in such listing, then the closing price for such shares on the largest national securities exchange (based on the aggregate dollar value of securities listed) on which such shares are listed or traded, or if such shares are not listed or traded on any national securities exchange, then the closing price for such shares in the over-the-counter market, as reported on the National Association of Securities Dealers Automated Quotations System, or, if such price shall not be reported thereon, the average between the closing bid and asked prices so reported, or, if such prices shall not be reported, then the average closing bid and asked prices reported by the National Quotation Bureau Incorporated, or, in all other cases, the value established by the Board of Directors of the Corporation in good faith.

     (d) Whenever the Conversion Price and the Conversion Rate are required to be adjusted as provided herein, the Corporation shall forthwith compute the adjusted Conversion Price and the adjusted Conversion Rate and shall prepare a certificate setting forth such adjusted Conversion Price and adjusted Conversion Rate showing in detail the facts upon which such adjustment is based. A copy of such certificate shall forthwith be filed with the transfer agent or agents for the Series D Preferred Stock (if any) and for the Common Stock; and thereafter, until further adjusted; the adjusted Conversion Price and the adjusted Conversion Rate shall be as set forth in such certificate, provided that the computation of such adjusted Conversion Price and such adjusted Conversion Rate shall be reviewed at least annually by the independent public accountants regularly employed by the Corporation and said accountants shall file a corrected certificate, if shall mail or cause to be mailed to the holders of Series D Preferred Stock at the time of each quarterly dividend payment, a statement setting forth the adjustments, if any, made in the applicable Conversion Price and Conversion Rate and not theretofore reported to such holders, and the reasons for such adjustment.

     (e) The Corporation will at all times reserve and keep available, out of its authorized and unissued Common Stock solely for the purpose of issuance upon the conversion of the Series D Preferred Stock as herein provided, free from preemptive and other subscription rights, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding Series D Preferred Stock. The Corporation shall ensure that all shares of Common Stock which shall be so issuable shall upon issue be duly and validly issued and fully paid and nonassessable.

     (f) If any shares of Common Stock required to be reserved for the purposes of conversion of Series D Preferred Stock hereunder require registration with or approval of any governmental authority under any federal or state law, or listing upon any national securities exchange, before such shares may be issued upon conversion, the Corporation will in good faith and as expeditiously as possible endeavor to cause such shares to be duly registered, approved or listed, as the case may be.

     (g) The issuance of certificates for shares of Common Stock upon the conversion of Series D Preferred Stock shall be made without charge to the holders thereof for any transfer or similar taxes that may be payable in respect of the issue, delivery or acquisition of such certificates. Such certificates shall be issued in the respective names of the holders of the Series D Preferred Stock converted.

     (8) Sinking Fund. The Series D Preferred Stock shall not be entitled to any mandatory redemption or prepayment (except on liquidation, dissolution or winding up of the affairs of the Corporation) or to the benefit of any sinking fund.

     (9) Definition. If the day upon which any payment is to be made or any other action is to be taken or any event is scheduled to occur pursuant to the terms of Articles of Amendment is not a business day, the payment shall be made or the other action shall be taken on the next succeeding business day. A "business day" is defined as a day in the City of Houston, County of Harris, Texas, that is not a legal holiday or a day on which banking institutions are authorized or obligated by law to close.

     2.   Existing Paragraph F of Article III is relettered as Paragraph G.

     APPEARERS further stated that all of the shares of the Corporation have par value; that the Corporation is authorized to issue 50,000,000 shares, of which 40,000,000 are common shares of the par value of $1.25 per share and 10,000,000 are preferred shares of the par value of $0.05 per share; and that the Board of Directors of the Corporation and the Special Committee thereof each has the authority to amend the articles to fix the preferences, limitations and relative rights of the preferred shares, and to establish, and fix variations and relative rights and preferences as between series of preferred shares, all as more fully set out in Article III of the Restated Articles of Incorporation.

     AND SAID APPEARERS having requested me, Notary, to note said amendment in authentic form, I do by these presents receive said amendments in the form of this public act to the end that said amendment may be promulgated and recorded and thus be read into the Restated Articles of Incorporation of Southdown, Inc., as hereinabove set forth.

     THUS DONE AND PASSED, in my office at Houston, Harris County, State of Texas, on the day, month and year first above written, in the presence of the undersigned competent witnesses, who hereunto sign their names with the said appearers and me, Notary, after a due reading of the whole.

                                       SOUTHDOWN, INC.


                                       By: /s/ EDGAR J. MARSTON III
                                          ---------------------------------
                                           Edgar J. Marston III
                                           Executive Vice President
                                             and General Counsel


                                       By: /s/ WENDELL E. PHILLIPS, II
                                          ---------------------------------
                                           Wendell E. Phillips, II
                                           Secretary

WITNESSES:


/s/ LINDA F. HARRELL
-----------------------------------


/s/ [ILLEGIBLE]
-----------------------------------


                              /s/ MICHELLE RAYMOND
                      -----------------------------------
                                 NOTARY PUBLIC

                                 [NOTARY SEAL]

                            ARTICLES OF AMENDMENT TO
                       RESTATED ARTICLES OF INCORPORATION
                               DATED MARCH 4, 1991

                               ARTICLES OF AMENDMENT
                              TO RESTATED ARTICLES OF
                          INCORPORATION OF SOUTHDOWN, INC.

     ARTICLES OF AMENDMENT       )                    STATE OF TEXAS
              TO                 )
     RESTATED ARTICLES OF        )                   COUNTY OF HARRIS
         INCORPORATION           )
              OF                 )                    CITY OF HOUSTON
        SOUTHDOWN, INC.          )


     BE IT KNOWN, That on this 4th day of March, 1991,
     BEFORE ME, JoAnn M. Pavlock, a Notary Public, duly commissioned and qualified in and for the County of Harris, State of Texas, and in the presence of the witnesses hereinafter named and undersigned:

                          PERSONALLY CAME AND APPEARED:

     CLARENCE C. COMER and WENDELL E. PHILLIPS, II, appearing herein and acting for Southdown, Inc., (of which Corporation they are, respectively, President and Secretary), a corporation organized and existing under the laws of the State of Louisiana, domiciled in the Parish of Orleans, State of Louisiana, organized by Articles of Incorporation effective April 4, 1930, which Articles, as amended, were restated pursuant to Restated Articles of Incorporation effective September 15, 1983, who declared that pursuant to Section 24B(6) and 33A of the Louisiana Business Corporation Law, Article IIIB of the Restated Articles of Incorporation of the Corporation, and resolutions of the Board of Directors of the Corporation adopted at a special meeting of the Board of Directors of the Corporation held on March 4, 1991, they now appear for the purpose of executing this act of amendment and putting into authentic form the amendment so adopted by the Board of Directors of said Corporation.

     AND THE SAID APPEARERS further declare that by vote of the Board of Directors of said Corporation, it was resolved that Article III of the Restated Articles of Incorporation of Southdown, Inc. be further amended as follows:

     1. There is added as a new paragraph E of Article III the following:

        E. Of the aforesaid 10,000,000 shares of Preferred Stock, 400,000 shares shall constitute a separate series of preferred shares designated

"Preferred Stock, Cumulative Junior Participating Series C" (the "Series C Preferred Stock"). The preferences, limitations and relative rights of the Series C Preferred Stock are as follows:

                                PREFERRED STOCK,
                    CUMULATIVE JUNIOR PARTICIPATING SERIES C

     1. Dividends. (A) The holders of the Series C Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors out of the funds of the Corporation legally available therefor, subject to the prior and superior rights of the holders of the Corporation's Preferred Stock, $.70 Cumulative Convertible Series A ("Series A Preferred Stock"), the Corporation's Preferred Stock, $3.75 Convertible Exchangeable Series B ("Series B Preferred Stock") and any other shares of any series of Preferred Stock ranking senior to the shares of Series C Preferred Stock as to dividends, but in preference to the holders of the Common Stock, par value $1.25 per share, of the Corporation (the "Common Stock") and any other capital stock of the Corporation ranking junior to the Series C Preferred Stock as to dividends, cumulative preferential dividends per share of Series C Preferred Stock payable in cash on the last day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series C Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $2.00 or (b) subject to the provision for adjustment hereinafter set forth, the Adjustment Number (as defined below) times the aggregate per share amount of all cash dividends, and the Adjustment Number times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend or distribution payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series C Preferred Stock. The "Adjustment Number" shall initially be 100. In the event the Corporation shall at any time after March 4, 1991 (i) declare any dividend on Common Stock payable in shares of Common Stock,
(ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (B) Dividends shall begin to accrue and be cumulative on outstanding shares of Series C Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series C Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall accrue and be cumulative from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series C
Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date.

     (C) Each dividend on the Series C Preferred Stock shall be paid to the holders of record of shares of the Series C Preferred Stock as they appear on the stock register of the Corporation on such record date, not exceeding 30 days preceding the payment date thereof, as shall be fixed by the Board of Directors of the Corporation. Dividends on account of arrears for any past dividend periods may be declared and paid at any time, without reference to any regular dividend payment date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board of Directors of the Corporation. No dividend may be declared on any other series or class of stock ranking on a parity with the Series C Preferred Stock as to dividends in respect of any dividend period, unless there shall also be or have been declared on the Series C Preferred Stock like dividends for all periods in the amounts provided therefor in paragraph 1(A) above. In the event that full cumulative dividends on the Series C Preferred Stock have not been declared and paid or set apart for payment, the Corporation may not declare or pay or set apart for payment any dividends or make any other distributions on, or make any payment on account of the purchase, redemption or retirement of, the Common Stock or any other stock of the Corporation ranking junior to the Series C Preferred Stock as to dividends or distributions of assets on liquidation, dissolution or winding up of the Corporation (other than, in the case of dividends or distributions, dividends or distributions paid in shares of Common Stock or such other junior ranking stock), until full cumulative dividends on the Series C Preferred Stock are declared and paid or set apart for payment. Further, the Corporation shall not declare a dividend or distribution on the Common Stock unless it also declares a dividend or distribution on the Series C Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend or distribution payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $2.00 per share on the Series C Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

     2. Redemption (A) The Corporation, at its option, may redeem shares of Series C Preferred Stock in whole at any time and in part from time to time, at a redemption price equal to the Adjustment Number times the current per share market price (as such term is hereinafter defined) of the Common Stock on the date of the mailing of the notice of redemption, together with accrued and unpaid dividends to the date of such redemption. The "current per share market price" on any date shall be deemed to be the average of the closing price per share of such Common Stock for the ten consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that in the event that the current per share market price of the Common Stock is determined during a period following the announcement of (A) a dividend or distribution on the Common Stock other than a regular quarterly cash dividend or
(B) any subdivision, combination or reclassification of such Common Stock and the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, shall not have occurred prior to the commencement of such ten Trading Day period, then, and in each such case, the current per share market price shall be properly adjusted to take into account ex-dividend or ex-distribution trading. The closing price for each day shall be the last sales price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange, or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed Or admitted to trading on any national securities exchange, the last quoted sales price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System or such other self regulatory organization or registered securities information processor (as such terms are used under the Securities Exchange Act of 1934, as amended) that then reports information concerning the Common Stock or, if on any such date the Common Stock is not quoted by any such entity, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors of the Corporation. If on any such date no such market maker is making a market in the Common Stock, the fair value of the Common Stock on such date as determined in good faith by the Board of Directors of the Corporation shall be used. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business or, if the Common Stock is not listed or admitted to trading on any national securities exchange, a business day.

     (B) In case of the redemption of only part of the Series C Preferred Stock at the time outstanding, such redemption shall be made pro rata, provided, however, that the Corporation shall not be required to effect the redemption in any manner that results in fractional shares being outstanding (unless immediately prior to such time fractional shares were outstanding, in which case the Corporation shall not be required to effect the redemption in any manner that results in fractions of shares, other than one-hundredths of shares, being outstanding); if full cumulative dividends shall not have been paid or declared and set apart for payment for all quarterly dividends to and including the last Quarterly Dividend Payment Date prior to the date fixed for redemption, the Corporation shall not:

          (i) call for redemption (except for redemptions in accordance with subparagraph 2(B)(iii) below) any shares of Series C Preferred Stock unless all such shares then outstanding are called for simultaneous redemption; or

          (ii) redeem or purchase or otherwise acquire (except for redemptions, purchases or acquisitions in accordance with subparagraph 2(B)(iii) below) for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with Series C Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (both as to dividends and upon dissolution, liquidation or winding up) to Series C Preferred Stock; or

          (iii) redeem or purchase or otherwise acquire (except for redemptions, purchases or acquisitions in accordance with subparagraphs, 2(B)(i) and 2(B)(ii) above) for consideration any shares of Series C Preferred Stock, or any shares of stock ranking on a parity with Series C Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares of parity stock and Series C Preferred Stock upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

     (C) Notice of any proposed redemption of Series C Preferred Stock shall be given by the Corporation not less than 15 days nor more than 60 days prior to the date fixed for such redemption to each holder of record of the shares to be redeemed at his address appearing on the books of the Corporation. Notice of redemption shall be deemed to have been given when deposited in the United States mails, by first class mail, whether or not such notice is actually received. If on or before the redemption date specified in such notice all funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares so called for redemption, so as to be and continue to be available therefor, then from and after the date of redemption so designated, notwithstanding that any certificate representing shares of Series C Preferred Stock so called for redemption shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding, the right to receive dividends thereon shall cease to accrue and all rights with respect to such shares of Series C Preferred Stock so called for redemption shall forthwith at the close of business on such redemption date cease and terminate, except only the right of the holders thereof to receive the redemption price of such shares so to be redeemed plus an amount equal to accrued and unpaid dividends (whether or not declared) up to the date fixed for redemption, but without interest thereon.

     (D) The Corporation may, however, prior to the redemption date specified in the notice of redemption, deposit in trust for the account of the holders of the shares of Series C Preferred Stock to be redeemed, with a bank or trust company in good standing organized under the laws of the United States of America or of any state thereof, having its principal office located in the continental United States, and having a capital, surplus and undivided profits aggregating at least $50 million, designated in such notice of redemption, all funds necessary for such redemption (including accrued and unpaid dividends up to the date fixed for redemption), together with irrevocable written instructions authorizing such bank or trust company, on behalf and at the expense of the Corporation, to cause the notice of redemption to be mailed as herein provided at least 15 days but not more than 60 days prior to the redemption date and to include in said notice of redemption a statement that all funds necessary for such redemption have been so deposited in trust and are immediately available, and on the redemption date, notwithstanding that any certificate representing shares of Series C Preferred Stock called for redemption shall not have been surrendered for cancellation, all shares of Series C Preferred Stock with respect to which such deposit shall have been made and which are outstanding on such redemption date shall no longer be deemed to be outstanding and all rights with respect to such shares of Series C Preferred Stock shall forthwith at the close of business on such redemption date cease and terminate, except only the right of the holders thereof to receive from such bank or trust company, at any time after the redemption date, the redemption price of such shares so to be redeemed plus accrued and unpaid dividends up to the date fixed for redemption.

     (E) If any shares of Series C Preferred Stock called for redemption are not issued and outstanding as of the date fixed for redemption, the amount set aside or deposited for the redemption thereof shall revert to or be paid over to the Corporation.

     (F) Any shares of Series C Preferred Stock which are redeemed or otherwise purchased or acquired by the Corporation or any subsidiary thereof shall be cancelled. The number of shares of Series C Preferred Stock shall be reduced by the number of shares so cancelled and such cancelled shares shall be restored to the status of authorized but unissued shares of Preferred Stock that are undesignated as to series. For the purposes of this paragraph, a subsidiary means a corporation of which a majority of the capital stock having voting power under ordinary circumstances to elect a majority of the board of directors is owned by (a) the Corporation, (b) the Corporation and one or more of its subsidiaries or (c) one or more of the Corporation's subsidiaries.

     3. Regarding Voting Rights. The holders of shares of Series C Preferred Stock shall have the following voting rights:

     (A) Each share of Series C Preferred Stock shall entitle the holder thereof to a number of votes equal to the Adjustment Number for each share held and, except as otherwise provided herein or by law, the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the

Common Stock (and any other capital stock of the Corporation entitled to vote) shall vote together as a single class.

     (B) Unless the vote of a larger percentage is required by law or the Restated Articles of Incorporation, the affirmative vote of the holders of a majority of the outstanding shares of Series C Preferred Stock shall be sufficient to take any action as to which a class vote of the holders of the Series C Preferred Stock is required by law or the Restated Articles of Incorporation.

     (C) Whenever, at any time, dividends payable on the Series C Preferred Stock shall be in arrears for such number of dividend payments as shall include not less than 540 calendar days, the holders of all Preferred Stock (including holders of the Series C Preferred Stock) upon which these or like voting rights have been conferred (without limiting the generality of the foregoing, not including the Series A Preferred Stock and the Series B Preferred Stock) and are exercisable (the "Voting Preferred Stock") with dividends in arrears for such number of dividend payments as shall include not less than 540 calendar days, shall have the exclusive right, voting separately as a class, irrespective of series, to elect by a majority of the votes cast two directors of the Corporation, (i) at the Corporation's next annual meeting of shareholders, (ii) at a special meeting held in place thereof, (iii) at a special meeting of the holders of shares of the Voting Preferred Stock called by the Secretary of the Corporation upon the written request of the holders of record of 25% or more of the total number of shares of Voting Preferred Stock then outstanding, to be held within 30 days after delivery of such request, or (iv) by written consent of the holders of a majority of the issued and outstanding shares of Voting Preferred Stock in lieu thereof, and at each meeting of shareholders thereafter at which directors shall be elected until such rights shall terminate as hereinafter provided. The Board of Directors of the Corporation hereby unanimously directs the Secretary of the Corporation to give notice of any special meeting of the shareholders of the Corporation required from time to time by the provisions of this paragraph, in the manner prescribed by the Bylaws of the Corporation. Upon the vesting of such voting right in the holders of the Voting Preferred Stock, the maximum authorized number of members of the Board of Directors shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of the Voting Preferred Stock as hereinabove set forth. The right of the holders of the Voting Preferred Stock, voting separately as a class, to elect members of the Board of Directors of the Corporation as aforesaid shall continue until such time as all dividends accumulated on the Series C Preferred Stock shall have been paid in full, at which time such right shall terminate, except as by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned. Upon any termination of the right of the holders of the Voting Preferred Stock to vote for directors as herein provided, the term of office of all directors then in office elected by such Voting Preferred Stock voting as a class shall terminate immediately. If the office of any director elected by the holders of the Voting Preferred Stock becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, the remaining director elected by the holders of Voting Preferred Stock voting as a class may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred. Whenever the special voting powers vested in the holders of the Voting Preferred Stock shall have expired, the number of directors shall become such number as may be provided for in the Bylaws, or resolution of the Board of Directors thereunder, irrespective of any increase made pursuant to the provisions of this paragraph 3.

     (D) At any time that any shares of Series C Preferred Stock are outstanding, the Restated Articles of Incorporation, as amended, of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of Series C Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series C Preferred Stock, voting separately as a class.

     4. Priority in Event of Dissolution. (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Preferred Stock unless, prior thereto, the holders of shares of Series C Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series C Liquidation Preference"). Following the payment of the full amount of the Series C Liquidation Preference, no additional distributions shall be made to the holders of shares of Series C Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series C Liquidation Preference by (ii) the Adjustment Number. Following the payment of the full amount of the Series C Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series C Preferred Stock and Common Stock, respectively, holders of Series C Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Series C Preferred Stock and Common Stock, on a per share basis, respectively.

     (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series C Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, that rank on a parity with Series C Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares (including the Series C Preferred Stock) in proportion to their respective liquidation preferences.

     5. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series C Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share equal to the Adjustment Number times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.

     6. Ranking. The Series C Preferred Stock shall rank junior to the Series A Preferred Stock and Series B Preferred Stock as to the payment of dividends and distribution of assets, and shall also rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

     7. Fractional Shares. The Series C Preferred Stock may be issued in fractions of a share that shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series C Preferred Stock.

     8. Sinking Fund. The Series C Preferred Stock shall not be entitled to any mandatory redemption or prepayment (except on liquidation, dissolution or winding up of the affairs of the Corporation) or to the benefit of any sinking fund.

     9. Amount. The number of shares of Series C Preferred Stock may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Series C Preferred Stock to less than the number of shares then issued and outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.

     10. Definition. If the day upon which any payment is to be made or any other action is to be taken or any event is scheduled to occur pursuant to the terms of these Articles of Amendment is not a business day, the payment shall be made or the other action shall be taken on the next succeeding business day. A "business day" is defined as a day in the City of Houston, County of Harris, Texas, that is not a legal holiday or a day on which banking institutions are authorized or obligated by law to close.

     11. Notice. Except as otherwise provided herein, any notice, demand or other communication shall be deemed given and received as of the date of delivery in person or receipt set forth on the return receipt. The inability to deliver because of rejection or other refusal to accept any notice, demand or other communication, shall be deemed to be receipt of such notice, demand or other communication as of the date of such inability to deliver or rejection or refusal to accept.

     2. Paragraph E of Article III is relettered as paragraph F.

     APPEARERS further stated that all of the shares of the Corporation have par value; that the Corporation is authorized to issue 50,000,000 shares, of which 40,000,000 are common shares of the par value of $1.25 per share and 10,000,000 are preferred shares of the par value of $0.05 per share; that of the preferred shares, 1,999,998 shares have been designated as the Series A Preferred Stock, 960,000 have been designated as the Series B Preferred Stock, and 400,000 have been designated as the Series C Preferred Stock; and that the Board of Directors of the Corporation has the authority to amend the Articles to fix the preferences, limitations, and relative rights of the preferred shares, and to establish, and fix variations and relative rights and preferences as between series of preferred shares, all as more fully set out in Article III of the Restated Articles of Incorporation.

     AND SAID APPEARERS having requested me, Notary, to note said amendment in authentic form, I do by these presents receive said amendment in the form of this public act to the end that said amendment may be promulgated and recorded and thus be read into the Restated Articles of Incorporation of Southdown, Inc., as hereinabove set forth.

     THUS DONE AND PASSED, in my office at Houston, Harris County, State of Texas, on the day, month and year first above written, in the presence of the undersigned competent witnesses, who hereunto sign their names with the said appearers and me, Notary, after a due reading of the whole.

                                        SOUTHDOWN, INC.


                                        By: /s/ CLARENCE C. COMER
                                            ------------------------------------
                                            Clarence C. Comer
                                            President

                                        By: /s/ WENDELL E. PHILLIPS, II
                                            ------------------------------------
                                            Wendell E. Phillips, II
                                            Secretary


WITNESSES:


/s/ [ILLEGIBLE]
--------------------------------

/s/ LINDA F. HARRELL
--------------------------------


                                        /s/ JOANN M. PAVLOCK
                                        ----------------------------------------
                                                   NOTARY PUBLIC


                                                       [SEAL]

                            ARTICLES OF AMENDMENT TO
                       RESTATED ARTICLES OF INCORPORATION
                                DATED MAY 23,1988

ARTICLES OF AMENDMENT         )                    STATE OF TEXAS
        TO                    )
RESTATED ARTICLES OF          )                    COUNTY OF HARRIS
   INCORPORATION              )
        OF                    )                    CITY OF HOUSTON
  SOUTHDOWN, INC.             )

     BE IT KNOWN, That on this 23rd day of May, 1988, BEFORE ME, Shawna Chisnell, a Notary Public, duly commissioned and qualified in and for the County of Harris, State of Texas, and in the presence of the witnesses hereinafter named and undersigned:

                          PERSONALLY CAME AND APPEARED:

     EDGAR J. MARSTON III and WENDELL E. PHILLIPS, II, appearing herein and acting for Southdown, Inc. (of which Corporation they are, respectively, Executive Vice President and Secretary), a corporation organized and existing under the laws of the State of Louisiana, domiciled in the Parish of Orleans, State of Louisiana, organized by Articles of Incorporation effective April 4, 1930, which Articles, as amended, were restated pursuant to Restated Articles of Incorporation effective September 15, 1983, who declared that pursuant to resolutions of the shareholders of the Corporation adopted at an annual meeting of the shareholders of the Corporation held on May 19, 1988 at 10:15 a.m., at the Doubletree Hotel, 400 Dallas Street, Houston, Texas 77002, they now appear for the purpose of executing this act of amendment and putting into authentic form the amendment so agreed to by the shareholders of said Corporation, which amendment shall become effective at 5:00 p.m., Central Daylight Savings Time, on May 27, 1988.

     AND THE SAID APPEARERS further declare that by vote of the shareholders of said Corporation, it was:

     RESOLVED, that Article III of the Restated Articles of Incorporation of Southdown, Inc. be amended so that:

     (1)  Paragraph A. is amended to read in its entirety as follows:

               The Corporation has authority to issue 40,000,000 shares of Common Stock of the par value of $1.25 per share (the "Common Stock") and

          10,000,000 shares of Preferred Stock of the par value of $.05 per share (the "Preferred Stock"). Upon the effectiveness of the amendments contained in these Articles of Amendment (the "Effective Date") each share of common stock of the Corporation issued at the close of business on the Effective Date shall be changed and split-up into two shares of Common Stock without change in the aggregate amount of capital represented by the issued shares, such two-for-one split to be accomplished by issuing to each holder of the Corporation's common stock of record at the close of business on the Effective Date a certificate or certificates at the rate of one additional share of Common Stock for each share of the common stock held of record on the stock transfer records of the Corporation at the close of business on the Effective Date.

     (2) The first sentence of Paragraph C. is deleted and there is substituted in its place the following:

               Of the aforesaid 10,000,000 shares of Preferred Stock, 1,999,998 shares shall constitute a separate series of preferred shares designated "Preferred Stock, $.70 Cumulative Convertible Series A" (hereinafter called the "Series A Preferred Stock"), which shall have a stated value of $10.00 per share. Upon the Effective Date, in lieu of any adjustment of the conversion price or conversion rate applicable to the Corporation's Preferred Stock, $1.40 Cumulative Convertible Series A (the "Old Series A Preferred Stock") that would otherwise result from the foregoing two-for-one stock split of the Corporation's common stock under Article III C. of the Restated Articles of Incorporation, each share of the Old Series A Preferred Stock issued at the close of business on the Effective Date shall be changed and split-up into two shares of Series A Preferred Stock without change in the aggregate amount of capital represented by the issued shares, such two-for-one split to be accomplished by issuing to each holder of Old Series A Preferred Stock of record at the close of business on the Effective Date a certificate or certificates at the rate of one additional share of Series A Preferred Stock for each share of Old Series A Preferred Stock held of record on the stock transfer records of the Corporation at the close of business on the Effective Date.

     (3) The first sentence of Subparagraph (1) of Paragraph C. is amended to read in its entirety as follows:

               The holders of the Series A Preferred stock shall be entitled to receive, when and as declared by the Board of Directors out of the funds of the Corporation legally available therefor and in preference to the holders of the Common Stock of the Corporation and any other capital stock of the Corporation ranking junior to the Series A Preferred Stock as to dividends, cumulative preferential dividends per share of Series A Preferred Stock in cash at the rate per annum of $.70 and no more.

     (4) The first sentence of Subparagraph (4) of Paragraph C. is amended to read in its entirety as follows:

               In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation (including any liquidation preferences payable in respect of capital stock of the Corporation ranking senior to the Series A Preferred Stock as to assets), the holders of the Series A Preferred Stock shall be entitled to receive, out of the remaining net assets of the Corporation, $10.00 in cash for each share of Series A Preferred Stock, plus an amount equal to all dividends accrued and unpaid on each such share (whether or not declared) up to the date fixed for distribution, before any distribution shall be made to the holders of the Common Stock of the Corporation or any other stock of the Corporation ranking junior to the Series A Preferred stock as to assets.

     (5) The second and third sentences of Subparagraph (5) of Paragraph C. are amended to read in their entirety as follows:

          The result obtained by dividing $5.00 by the conversion rate in effect from time to time is herein referred to as the "conversion price." Whenever the conversion price is adjusted pursuant to the provisions of Subparagraph (d) below, the conversion rate shall be redetermined by dividing $5.00 by the then adjusted conversion price.

     (6) Wherever the phrase "$20.00 stated value" appears in Article III C., such phrase be and it hereby is amended to read "$10.00 stated value."

     (7) Wherever the term "Preferred Stock, $1.40 Cumulative Convertible Series A" appears in Article III C., such term shall be and it hereby is amended to read "Preferred Stock, $.70 Cumulative Convertible Series A."

     AND SAID APPEARERS further declared that of the outstanding shares of capital stock of the Corporation 5,353,803 were represented at said meeting and that 4,913,251 shares were voted for the said amendment and that 440,522 shares were voted against the said amendment or abstained from voting thereon.

     AND SAID APPEARERS further declared that 712,000 shares of the Series A Preferred Stock of the Corporation were represented at said meeting, and that 712,000 shares were voted for the said amendment and that no shares were voted against the said amendment.

     APPEARERS FURTHER stated that all of the shares of the Corporation have par value; that the Corporation is authorized to issue 50,000,000 shares, of which 40,000,000 are common shares of the par value of $1.25 per share and 10,000,000 are preferred shares of the par value of $0.05 per share; that of the preferred shares, 1,999,998 shares have been designated as the Series A Preferred Stock and 960,000 shares have been designated as the Series B Preferred Stock; and that the Board of Directors of the Corporation has the authority to amend the Articles to fix the preferences, limitations, and relative rights of the preferred shares, and to establish, and fix variations and relative rights and preferences as between, series of preferred shares, all as more fully set out in Article III of the Articles of Incorporation.

     AND SAID APPEARERS having requested me, Notary, to note said amendment in authentic form, I do by these presents receive said amendments in the form of this public act to the end that said amendment may be promulgated and recorded and thus be read into the Restated Articles of Incorporation of Southdown, Inc., as hereinabove set forth.

     THUS DONE AND PASSED, in my office at Houston, Harris County, State of Texas, on the day, month and year first above written, in the presence of the undersigned competent witnesses, who hereunto sign their names with the said appearers and me, Notary, after a due reading of the whole.

                                        SOUTHDOWN, INC.

                                        By: /s/ EDGAR J. MARSTON III
                                            ------------------------------------
                                            Edgar J. Marston III
                                            Executive Vice President

                                        By: /s/ WENDELL E. PHILLIPS, II
                                            ------------------------------------
                                            Wendell E. Phillips, II
                                            Secretary


WITNESSES:


/s/ JOANN PAVLOCK
---------------------------------

/s/ MICHELLE RAYMOND
---------------------------------


                              /s/ SHAWNA CHISNELL
                         -----------------------------
                                  NOTARY PUBLIC

                                     [SEAL]

                            ARTICLES OF AMENDMENT TO
                       RESTATED ARTICLES OF INCORPORATION
                              DATED APRIL 23, 1988

ARTICLES OF AMENDMENT         }         STATE OF TEXAS
         TO                   }
RESTATED ARTICLES OF          }         COUNTY OF HARRIS
   INCORPORATION              }
         OF                   }         CITY OF HOUSTON
   SOUTHDOWN, INC.            }


          BE IT KNOWN, That on this 23rd day of April, 1988,
          BEFORE ME, W. Cleland Dade, a Notary Public, duly commissioned and qualified in and for the County of Harris, State of Texas, and in the presence of the witnesses hereinafter named and undersigned:

                         PERSONALLY CAME AND APPEARED:

          CLARENCE C. COMER and WENDELL E. PHILLIPS, II, appearing herein and acting for Southdown, Inc. (of which Corporation they are, respectively, President and Secretary), a corporation organized and existing under the laws of the State of Louisiana, domiciled in the Parish of Orleans, State of Louisiana, organized by Articles of Incorporation effective April 4, 1930, which Articles, as amended, were restated pursuant to Restated Articles of Incorporation effective September 15, 1983, who declared that pursuant to Sections 24B(6) and 33A of the Louisiana Business Corporation Law, Article IIIB of the Restated Articles of Incorporation of the Corporation, and resolutions of the Board of Directors of the Corporation adopted at a special meeting of the Board of Directors of the Corporation held on April 22, 1988, they now appear for the purpose of executing this act of amendment and putting into authentic form the amendment so adopted by the Board of Directors of said Corporation.

          AND THE SAID APPEARERS further declare that by unanimous vote of the Board of Directors of said Corporation, it was resolved that Article III of the Restated Articles of Incorporation of Southdown, Inc. be further amended as follows:

          1.  There is added as a new paragraph D. of Article III the following:

              D. Of the aforesaid 5,000,000 shares of Preferred Stock, 960,000 shares shall constitute a separate series of preferred shares designated "Preferred Stock, $3.75 Convertible Exchangeable series B" (hereinafter called the "Series B Preferred Stock"), which shall have a stated value of $50.00 per share. The Corporation has fixed April 7,

1988 as the record date for the annual meeting of shareholders scheduled for May 19, 1988 ("Annual Meeting"). The Board of Directors of the Corporation has approved and has submitted to the shareholders for their approval at the Annual Meeting a proposal to split up the Corporation's authorized and issued common stock and preferred stock on a two-for-one basis. If the stock split is approved by the shareholders it is expected to become effective on May 27, 1988 ("Effective Date"). The shares of Series B Preferred Stock will not be split up on the Effective Date; however, on the Effective Date, the par value of the Series B Preferred Stock will be reduced from $.10 per share to $.05 per share and the number of shares of Common Stock issuable upon the conversion thereof will be increased pursuant to the provisions of paragraph 5(d)(ii) of these Articles of Amendment. The preferences, limitations and relative rights of the Series B Preferred Stock are as follows:

                                PREFERRED STOCK
                    $3.75 CONVERTIBLE EXCHANGEABLE SERIES B

     (1) Dividends. The holders of the Series B Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors out of the funds of the Corporation legally available therefor, subject to the prior and superior rights of the holders of the Corporation's Preferred Stock, $1.40 Cumulative Convertible Series A ("Series A Preferred Stock") to the payment of dividends, but in preference to the holders of the Common Stock of the Corporation and any other capital stock of the Corporation ranking junior to the Series B Preferred Stock as to dividends, cumulative preferential dividends per share of Series B Preferred Stock in cash at the rate per annum of $3.75 and no more. The Series B Preferred Stock is issuable upon the conversion of the Corporation's 7 1/2% Special Convertible Subordinated Debentures Due 2013 ("Special Debentures"). Dividends on the Series B Preferred Stock will be cumulative, will accrue from the last date on which interest is paid on the Special Debentures and will be paid (when and as declared by the Board of Directors of the Corporation) in cash semiannually, in arrears, on the last day of each June and December, commencing on the first such date to occur after the date of original issuance of the Series B Preferred Stock. Each dividend on the Series B Preferred Stock shall be paid to the holders of record of shares of the Series B Preferred Stock as they appear on the stock register of the Corporation on such record date, not exceeding 30 days preceding the payment date thereof, as shall be fixed by the Board of Directors of the Corporation. Dividends on account of arrears for any past dividend periods may be declared and paid at any time, without reference to any regular dividend payment date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board of Directors of the Corporation. No dividend may be declared on any other series or class of stock ranking on a parity with the Series B Preferred Stock as to dividends in respect of any dividend period, unless there shall also be or have been declared on the Series B Preferred
Stock like dividends for all periods at the dividend rates fixed therefor. In the event that full cumulative dividends on the Series B Preferred Stock have not been declared and paid or set apart for payment, the Corporation may not declare or pay or set apart for payment any dividends or make any other distributions on, or make any payment on account of the purchase, redemption or retirement of, the Common Stock or any other stock of the Corporation ranking junior to the Series B Preferred Stock as to dividends or distributions of assets on liquidation, dissolution or winding up of the Corporation (other than, in the case of dividends or distributions, dividends or distributions paid in shares of Common Stock or such other junior ranking stock), until full cumulative dividends on the Series B Preferred Stock are declared and paid or set apart for payment.

     (2) Redemption. Shares of Series B Preferred Stock shall be redeemable, at the option of the Corporation, in whole or in part at any time or from time to time after June 30, 1993 at the stated value per share of Series B Preferred Stock, plus an amount equal to accrued and unpaid dividends (whether or not declared) to the date fixed for redemption.

     In case of the redemption of only part of the Series B Preferred Stock at the time outstanding, such redemption shall be made pro rata, provided, however, that the corporation shall not be required to effect the redemption in any manner that results in additional fractional shares being outstanding; if full cumulative dividends shall not have been paid or declared and set apart for payment for all semiannual dividends to and including the last dividend payment date prior to the date fixed for redemption, the Corporation shall not call for redemption any shares of Series B Preferred Stock unless all such shares then outstanding are called for simultaneous redemption.

     Notice of any proposed redemption of Series B Preferred Stock shall be given by the Corporation not less than 30 days nor more than 60 days prior to the date fixed for such redemption to each holder of record of the shares to be redeemed at his address appearing on the books of the Corporation. Notice of redemption shall be deemed to have been given when deposited in the United States mails, by registered or certified mail or delivered to a courier service, whether or not such notice is actually received. If on or before the redemption date specified in such notice all funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares so called for redemption, so as to be and continue to be available therefor, then from and after the date of redemption so designated, notwithstanding that any certificate representing shares of Series B Preferred Stock so called for redemption shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding, the right to receive dividends thereon shall cease to accrue and all rights with respect to such shares of Series B Preferred Stock so called for redemption shall forthwith at the close of business on such redemption date cease and terminate, except only the right of the holders thereof to receive the redemption price of such shares so to be redeemed plus an amount equal to accrued and unpaid dividends (whether or not declared) up to the date fixed for redemption, but without interest thereon.

     Any moneys so set aside by the Corporation and unclaimed at the end of three years form the date fixed for redemption shall revert to the general funds of the Corporation.

     The Corporation may, however, prior to the redemption date specified in the notice of redemption, deposit in trust for the account of the holders of the shares of Series B Preferred Stock to be redeemed, with a bank or trust company in good standing organized under the laws of the United States of America or of any state thereof, having its principal office located in the continental United States, and having a capital, surplus and undivided profits aggregating at least $50 million, designated in such notice of redemption, all funds necessary for such redemption (including accrued and unpaid dividends up to the date fixed for redemption), together with irrevocable written instructions authorizing such bank or trust company, on behalf and at the expense of the Corporation, to cause the notice of redemption to be mailed as herein provided at least 30 days but not more than 60 days prior to the redemption date and to include in said notice of redemption a statement that all funds necessary for such redemption have been so deposited in trust and are immediately available, and on the redemption date, notwithstanding that any certificate representing shares of Series B Preferred Stock called for redemption shall not have been surrendered for cancellation, all shares of Series B Preferred Stock with respect to which such deposit shall have been made and which are outstanding on such redemption date shall no longer be deemed to be outstanding and all rights with respect to such shares of Series B Preferred Stock shall forthwith at the close of business on such redemption date cease and terminate, except only the right of the holders thereof to receive from such bank or trust company, at any time after the redemption date, the redemption price of such shares so to be redeemed plus accrued and unpaid dividends up to the date fixed for redemption. In the event the holder of any such shares of Series B Preferred Stock shall not, within three years after the redemption date, claim the amount deposited for the redemption thereof, the depositary shall, upon the request of the Corporation expressed in a resolution of its Board of Directors, pay over to the Corporation such unclaimed amount after which time the holders of the shares so called for redemption shall look only to the Corporation for the payment thereof.

     If any shares of Series B Preferred Stock called for redemption are not issued and outstanding as of the date fixed for redemption, the amount set aside or deposited for the redemption thereof shall revert to or be paid over to the Corporation.

     Any shares of Series B Preferred Stock which are redeemed or otherwise purchased or acquired by the Corporation or any subsidiary thereof shall be cancelled. The number of shares of Series B Preferred Stock shall be reduced by the number of shares so cancelled and such cancelled shares shall be restored to the status of authorized but unissued shares of Preferred Stock that are undesignated as to series. For the purposes of this paragraph, a subsidiary means a corporation of which a majority of the capital stock having voting power under ordinary circumstances to elect a majority of the board of directors is owned by (a) the Corporation, (b) the Corporation and one or more of its subsidiaries or (c) one or more of the Corporation's subsidiaries.

     (3) Regarding Voting Rights. Each share of Series B Preferred Stock shall entitle the holder thereof to one vote for each share held and, except as provided herein or by law, the Series B Preferred Stock and the Common Stock (and any other capital stock of the Corporation at any time entitled to vote) shall vote together as a single class.

     In addition to any provisions herein and any requirement of law, the Series B Preferred Stock shall vote as a single class with respect to any proposal (a) to change the dividend rate, liquidation preference, redemption price, voting rights or conversion rights of the shares of the Series B Preferred Stock or to increase the number of authorized shares of Series B Preferred Stock; (b) to increase the authorized amount, or authorize, issue, create or sell any shares of any class (or any series of any class) of capital stock of the Corporation that ranks prior to the Series B Preferred Stock as to dividends or distribution of assets upon liquidation; and (c) for the alteration, change or modification of the rights set forth in this paragraph. The affirmative vote of the holders of two-thirds of the outstanding shares of Series B Preferred Stock shall be required to take action with respect to any matter described in clauses (a) through (c) of the foregoing sentence.

     Unless the vote of a larger percentage is required by law or the Restated Articles of Incorporation, the affirmative vote of the holders of a majority of the outstanding shares of Series B Preferred Stock shall be sufficient to take any action as to which a class vote of the holders of the Series B Preferred Stock is required by law or the Restated Articles of Incorporation.

     Whenever, at any time, dividends payable on the Series B Preferred Stock shall be in arrears for more than 180 calendar days, the holders of the Series B Preferred Stock shall have the exclusive right, voting separately as a class, to elect by a majority of the votes cast two directors of the Corporation, who shall be a Class II director and a Class III director, respectively, (i) at the Corporation's next annual meeting of shareholders, (ii) at a special meeting held in place thereof, (iii) at a special meeting of the holders of shares of the Series B Preferred Stock called by the Secretary of the Corporation upon the written request of the holders of record of 25% or more of the total number of shares of Series B Preferred Stock then outstanding, to be held within 30 days after delivery of such request, or (iv) by written consent of the holders of a majority of the issued and outstanding shares of Series B Preferred Stock in lieu thereof, and at each meeting of shareholders thereafter at which directors shall be elected until such rights shall terminate as hereinafter provided.

The Board of Directors of the Corporation hereby unanimously directs the Secretary of the Corporation to give notice of any special meeting of the shareholders of the Corporation required from time to time by the provisions of this Paragraph (3), in the manner prescribed by the Bylaws of the Corporation. At elections for such directors, each holder of the Series B Preferred Stock shall be entitled to one vote for each share held. Upon the vesting of such voting right in the holders of the Series B Preferred Stock, the maximum authorized number of members of the Board of Directors shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of the Series B Preferred Stock as hereinabove set forth. The right of the holders of the Series B Preferred Stock, voting separately as a class, to elect members of the Board of Directors of the Corporation as aforesaid shall continue until such time as all dividends accumulated on the Series B Preferred Stock shall have been paid in full, at which time such right shall terminate, except as by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned. Upon any termination of the right of the holders of the Series B Preferred Stock to vote for directors as herein provided, the term of office of all directors then in office elected by such series voting as a class shall terminate immediately. If the office of any director elected by the holders of the Series B Preferred Stock becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, the remaining director elected by the holders of Series B Preferred Stock voting as a class may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred. Whenever the special voting powers vested in the holders of the Series B Preferred Stock shall have expired, the number of directors shall become such number as may be provided for in the ByLaws, or resolution of the Board of Directors thereunder, irrespective of any increase made pursuant to the provisions of this Paragraph (3).

     (4) Priority in Event of Dissolution. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation (including any liquidation preferences payable in respect of the Corporation's Series A Preferred Stock and any other capital stock of the Corporation ranking senior to the Series B Preferred Stock as to assets), the holders of the Series B Preferred Stock shall be entitled to receive, out of the remaining net assets of the Corporation, $50.00 in cash for each share of Series B Preferred Stock, plus an amount equal to all dividends accrued and unpaid on each such share (whether or not declared) up to the date fixed for distribution, before any distribution shall be made to the holders of the Common Stock of the Corporation or any other stock of the Corporation ranking junior to the Series B Preferred Stock as to assets. If upon any liquidation, dissolution or winding up of the affairs of the Corporation, the assets distributable among the holders of the Series B Preferred Stock (and any other capital stock of the Corporation ranking on a parity with the Series B Preferred Stock as to assets) shall be insufficient to permit the payment in full to the holders of all shares of such Series B Preferred Stock (and any other capital stock of the Corporation ranking on a parity with the Series B Preferred Stock as to assets) of all preferential amounts payable to all such holders, then the entire assets of the Corporation thus distributable shall be distributed ratably among the holders of the Series B Preferred Stock (and any other capital stock of the Corporation ranking on a parity with the Series B Preferred Stock as to assets) in proportion to the respective amounts that would be payable per share if such assets were sufficient to permit payment in full.

     (5)  Conversion.    (a)  Subject to and upon compliance with the
provisions herein, at the option of the holder, shares of Series B Preferred Stock may, at any time be converted into fully paid and nonassessable shares of Common Stock at the rate of 1.25 shares of Common Stock for each share of Series B Preferred Stock to be converted (subject to adjustment as hereinafter provided) ("conversion rate"); provided, however, that if the Corporation shall have given notice of redemption of any shares of Series B Preferred Stock pursuant to Paragraph (2) above, the right to convert such shares shall terminate at 5:00 p.m., Houston, Texas time, on the date fixed for redemption (unless the Corporation shall default in the payment due upon redemption in which case such conversion rights shall not expire). The result obtained by dividing $50.00 by the conversion rate in effect from time to time is herein referred to as the "conversion price." Whenever the conversion price is adjusted pursuant to the provisions of Subparagraph (d) below, the conversion rate shall be redetermined by dividing $50.00 by the then adjusted conversion price. The conversion rate and the conversion price in effect from time to time shall be calculated to four decimal places and rounded to the nearer thousandth.

     (b) In order to exercise the right to convert, the holder of any shares of Series B Preferred Stock to be converted shall surrender the certificate representing such Series B Preferred Stock, accompanied (if so required by the Corporation) by the proper instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder thereof or by his attorney duly authorized in writing, to the Corporation at its principal executive office, and shall give written notice to the Corporation at such office that the holder elects to convert such Series B Preferred Stock. No payment or adjustment shall be made upon any conversion on account of regular cash dividends declared or accrued on the Common Stock or the Series B Preferred Stock surrendered for conversion. Series B Preferred Stock shall be deemed to have been converted immediately prior to the close of business on the later of (i) the date on which all applicable waiting periods, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations thereunder have expired or been terminated and (ii) the date of the giving of such notice and of the surrender of such certificates for conversion in accordance with the foregoing provisions, and at such time the rights of the holder of such Series B Preferred Stock as such holder shall cease, and the holder thereof shall be treated for all purposes as the record holder of Common Stock from and after such time. As promptly as practicable after receipt of such notice, the surrender of such certificates and expiration or termination of any applicable waiting period as aforesaid, the Corporation shall issue and deliver at such office a certificate or certificates for the number of full shares of Common Stock issuable upon conversion.

     (c) No fractional share of Common Stock shall be issued upon conversion of Series B Preferred Stock. Instead of any fractional share of Common Stock which would otherwise be issuable upon conversion of any Series B Preferred Stock, the Corporation shall pay a cash adjustment equal to such fraction multiplied by the Price per share of the Common Stock on the trading day next preceding the date of conversion. In determining the number of shares of Common Stock and the payment, if any, in lieu of fractional shares that a holder of Series B Preferred Stock shall receive, the total number of shares of Series B Preferred Stock surrendered for conversion by such holder shall be aggregated.

     (d) The number and kind of securities issuable upon the conversion of the Series B Preferred Stock shall be subject to adjustment from time to time, upon the happening of certain events occurring after the date of these Articles of Amendment as follows:

     (i) In case of any reclassification or change of outstanding securities issuable upon exercise of the conversion rights (other than a change in par value, or from par value to no par value, or from no par value (to par value to par value or as a result of a subdivision or combination) or in case of any consolidation or as a result of a subdivision or combination), or in case of any consolidation or merger of the Corporation with or into another corporation (other than a merger with another corporation in which the Corporation is the surviving Corporation and which does not result in any reclassification or change -- other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination -- of outstanding securities issuable upon exercise of these conversion rights) or in the case of a sale or conveyance in a single transaction or in a series of related transactions with the same purchaser of all or substantially all the assets of the Corporation as an entirety, the holders of the Series B Preferred Stock shall have, and the Corporation, or such successor corporation or purchaser, shall covenant in the constituent documents effecting any of the foregoing transactions that the holders of the Series B Preferred Stock do have, the right to obtain upon the exercise of these conversion rights, in lieu of each share of Common Stock theretofore issuable upon exercise of these conversion rights, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change, consolidation, merger, or conveyance or sale of assets by a holder of one share of Common Stock issuable upon exercise of these conversion rights as if they had been exercised immediately prior to such reclassification, change, consolidation, merger, or conveyance or sale of assets. The constituent documents effecting any reclassification, change, consolidation, merger or conveyance or sale of assets shall provide for any adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in this Subparagraph (d). The provisions of this Subparagraph (d)(i) shall similarly apply to successive reclassifications, changes, consolidations, mergers or conveyances or sales of assets.

     (ii) If the Corporation at any time shall subdivide or combine its Common Stock, the conversion price shall be proportionately reduced, in case of subdivision of shares, as at the effective date of such subdivision, or if the Corporation shall take a record of holders of its Common Stock for the purpose of so subdividing, as at such record date, whichever is earlier, or shall be proportionately increased, in the case of combination of shares, as at the effective date of such combination or, if the Corporation shall take a record of holders of its Common Stock for the purpose of so combining, as at such record date, whichever is earlier.

     (iii) If the Corporation shall:

          (A) Pay to any holders of securities of the Corporation a dividend payable in, or make any other distribution of, Common Stock, the conversion price shall be adjusted, as at the date the Corporation shall take a record of the holders of its Common Stock for the purpose of receiving such dividend or other distribution (or if no such record is taken, as at the date of such payment or other distribution), to that price determined by multiplying the conversion price in effect immediately prior to such record date (or if no such record is taken, then immediately prior to such payment or other distribution) by a fraction (1) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (2) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution (plus in the event that the Corporation paid cash for fractional shares, the number of additional shares which would have been outstanding had the Corporation issued fractional shares in connection with said dividend, except to the extent such payment of cash is treated as a dividend payable out of earnings or surplus legally available for the payment of dividends under the laws of the State of Louisiana); or

          (B) Make a distribution of its securities (other than Common Stock Equivalents as defined below) or assets to the holders of its Common Stock other than dividends payable in Common Stock or cash dividends from retained earnings of the Corporation, the Corporation shall reserve and shall deposit in trust, with a bank or trust company in good standing organized under the laws of the United States of America or any state thereof, having it principal office located in the United States, and having capital, surplus and undivided profits aggregating at least $50 million, for distribution to the holders of the Series B Preferred Stock who shall thereafter elect to convert shares of Series B Preferred Stock into Common Stock (or for release to the Corporation, as provided below) the amount and kind of securities or assets which such holders would have received if all such holders had, immediately prior to the record date for the distribution of securities or assets, converted such shares of Series B Preferred Stock into Common Stock. Any such holder converting shares of Series B Preferred Stock into Common Stock will receive from such trust upon such conversion, in addition to the shares of Common Stock to which such holder is entitled, a pro rata portion of the assets and securities then held in such trust. If after any such assets are placed in trust the shares of Series B Preferred Stock are exchanged for Debentures pursuant to Paragraph (6), (such assets shall then be held by the trustee for distribution to the holders of the Debentures (as defined in Paragraph (6)) who shall thereafter elect to convert such Debentures into Common Stock (or for release to the Corporation, as provided below). To the extent that any shares of Series B Preferred Stock are redeemed or cancelled, a proportionate portion of such assets held in trust shall be released to the Corporation and shall no longer be subject to distribution to the holders of Series B Preferred Stock upon conversion thereof into Common Stock. Any taxes or expenses related to the assets so held in trust, the income therefrom, the creation or administration of the trust, the reasonable compensation of the trustee, or related matters shall be paid by the trustee from the trust estate.

     (iv) If the Corporation shall issue any additional shares of Common Stock (otherwise than as provided in the foregoing Subparagraphs (i) through (iii) above) at a price per share less than the average Price per share of Common Stock for the 20 trading days immediately preceding the date of the authorization of such issuance by the Corporation's Board of Directors (the "Market Price") then the conversion price upon each such issuance shall be adjusted to that price determined by multiplying the conversion price by a fraction:

          (A) the numerator of which shall be (1) the sum of (i) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock multiplied by the Market Price, and
     (ii) the consideration, if any, received and deemed received by the Corporation upon the issuance of such additional shares of Common Stock; divided by (2) the total number of shares of Common Stock outstanding immediately after the issuance of such additional shares of Common Stock, and

          (B) the denominator of which shall be the Market Price.

     No adjustment of the conversion price shall be made in an amount less than $.05 per share, but any such lesser adjustment shall be carried forward and shall be made at the time together with the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to $.05 per share or more. Further, no adjustments of the conversion price shall be made under this Subparagraph (d)(iv) upon the issuance of any additional shares of Common Stock that (x) are issued pursuant to thrift plans, stock purchase plans, stock bonus plans, stock option plans, employee stock ownership plans and other incentive or profit sharing arrangements for the benefit of employees, provided such plans or arrangements have been approved by a majority of either the disinterested members of the Board of Directors of the Corporation or the Corporation's shareholders ("Employee Benefit Plans") or (y) are issued pursuant to any Common Stock Equivalent (as defined in Subparagraph (d)(v) below), if upon the issuance of any such Common Stock Equivalent, any such adjustments shall previously have been made pursuant to Subparagraph (d)(v) hereof or if no adjustment was required pursuant to Subparagraph (d)(v)hereof.

     The Price per share of Common Stock on any day means the average (mean) of the reported "high" and "low" sales prices for such shares as reported in The Wall Street Journal's NYSE-Composite Transactions listing for such day (corrected for obvious typographical errors), or if such shares are not reported in such listing, then the average of the reported "high" and "low" sales prices on the largest national securities exchange (based on the aggregate dollar value of securities listed) on which such shares are listed or traded, or if such shares are not listed or traded on any national securities exchange, then the average of the reported "high" and "low" sales prices for such shares in the over-the-counter market, as reported on the National Association of Securities Dealers Automated Quotations System, or, if such prices shall not be reported thereon, the average of the closing bid and asked prices so reported, or, if such prices shall not be reported, then the average closing bid and asked prices reported by the National Quotation Bureau Incorporated, or, in all other cases, the value established by the Board of Directors of the Corporation in good faith. The "average" Price per share of the Common Stock for any period shall be determined by dividing the sum of the Prices determined for the individual days in such period by the number of days in such period.

     (v) In case the Corporation shall issue any security or evidence of indebtedness which is convertible into or exchangeable for Common Stock ("Convertible Security"), or any warrant, option or other right to subscribe for or purchase Common Stock or any Convertible Security, other than pursuant to Employee Benefit Plans, (together with Convertible Securities, "Common Stock Equivalent"), or if, after any such issuance, the price per share for which additional shares of Common Stock may be issuable thereunder is amended, then the conversion price upon each such issuance or amendment shall be adjusted as provided in Subparagraph (d)(iv) hereof on the basis that (i) the maximum number of additional shares of Common Stock issuable pursuant to all such Common Stock Equivalents shall be deemed to have been issued as of the earlier of (a) the date on which the Corporation shall enter into a firm contract for the issuance of such Common Stock Equivalent, or (b) the date of actual issuance of such Common Stock Equivalent; and (ii) the aggregate consideration for such maximum number of additional shares of Common Stock shall be deemed to be the minimum consideration received and receivable by the Corporation for the issuance of such additional shares of Common Stock pursuant to such Common Stock Equivalent; provided, however, that no adjustment shall be made pursuant to this Subparagraph (d)(v) unless the consideration received and receivable by the Corporation per share of Common Stock for the issuance of such additional shares of Common Stock pursuant to such Common Stock Equivalent is less than the Market Price. No adjustment of the conversion price shall be made under this Subparagraph upon the issuance of any Convertible Security which is issued pursuant to the exercise of any warrants or other subscription or purchase rights therefor, if any adjustment shall previously have been made in the conversion price then in effect upon the issuance of such warrants or other rights pursuant to this Subparagraph (d)(v).

     (vi) The following provisions shall be applicable to making of adjustments in the conversion price hereinbefore provided in this Subparagraph (d):

          (A) The consideration received by the Corporation shall be deemed to be the following: to the extent that any additional shares of Common Stock or any Common Stock Equivalents shall be issued for cash consideration, the consideration received by the Corporation therefor, or, if such additional shares of Common Stock or Common Stock Equivalents are offered by the Corporation for subscription, the subscription price, or, if such additional shares of Common Stock or Common Stock Equivalents are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price, in any such case excluding any amounts paid or receivable for accrued interest or accrued dividends and without deduction of any compensation, discounts, commissions or expenses paid or incurred by the Corporation for and in the underwriting of, or otherwise in connection with, the issue thereof; to the extent that such issuance shall be for a consideration other than cash, then, except as herein otherwise expressly provided, the fair market value of such consideration at the time of such issuance as determined in good faith by the Corporation's Board of Directors. The consideration for any additional shares of Common Stock issuable pursuant to any Common Stock Equivalents shall be the consideration received by the Corporation for issuing such Common Stock Equivalents, plus the additional consideration payable to the Corporation upon the exercise, conversion or exchange of such Common Stock Equivalents. In case of the issuance at any time of any additional shares of Common Stock or Common Stock Equivalents in payment or satisfaction of any dividend upon any class of stock other than Common Stock, the Corporation shall be deemed to have received for such additional shares of Common Stock or Common Stock Equivalents a consideration equal to the amount of such dividend so paid or satisfied. In any case in which the consideration to be received or paid shall be other than cash, the Board of Directors of the Corporation shall notify promptly each holder of the Series B Preferred Stock of its determination of the fair market value of such consideration.

     (B) Upon the expiration of the right to convert, exchange or exercise any Common Stock Equivalent the issuance of which effected an adjustment in the conversion price, if any such Common Stock Equivalent shall not have been converted, exercised or exchanged, the number of shares of Common Stock deemed to be issued and outstanding by reason of the fact that they were issuable upon conversion, exchange or exercise of any such Common Stock Equivalent shall no longer be computed as set forth above, and the conversion price shall forthwith be readjusted and thereafter be the price which it would have been (but reflecting any other adjustments in the conversion price made pursuant to the provisions of Subparagraph (d)(iv) after the issuance of such Common Stock Equivalent) had the adjustment of the conversion price made upon the issuance or sale of such Common Stock Equivalent been made on the basis of the issuance only of the number of additional shares of Common Stock actually issued upon exercise, conversion or exchange of such Common Stock Equivalent and thereupon only the number of additional shares of Common Stock actually so issued shall be deemed to have been issued and only the consideration actually received by the Corporation (computed as in Subparagraph (A) of this Subparagraph (d)(vi)) shall be deemed to have been received by the Corporation.

     (C) The number of shares of Common Stock at any time outstanding shall not include any shares thereof then directly or indirectly owned or held by or for the account of the Corporation or its subsidiaries.

     (e) Whenever the conversion price and the conversion rate are required to be adjusted as provided herein, the Corporation shall forthwith compute the adjusted conversion price and the adjusted conversion rate and shall prepare a certificate setting forth such adjusted conversion price and adjusted conversion rate and showing in detail the facts upon which such adjustment is based. A copy of such certificate shall forthwith be filed with the transfer agent or agents for the Series B Preferred Stock (if any) and for the Common Stock; and thereafter, until further adjusted, the adjusted conversion price and the adjusted conversion rate shall be as set forth in such certificate, provided that the computation of such adjusted conversion price and such adjusted conversion rate shall be reviewed at least annually by the independent public accountants regularly employed by the Corporation and said accountants shall file a corrected certificate, if required, with such transfer agent or agents. The Corporation shall mail or cause to be mailed to the holders of Series B Preferred Stock at the time of each semiannual dividend payment, a statement setting forth the adjustments, if any, made in the applicable conversion price and conversion rate and not theretofore reported to such holders, and the reasons for such adjustment.

     (f) The Corporation will at all times reserve and keep available, out of its authorized and unissued Common Stock solely for the purpose of issuance upon the conversion of the Series B Preferred Stock as herein provided, free from preemptive and other subscription rights, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding Series B Preferred Stock. The Corporation shall ensure that all shares of Common Stock which shall be so issuable shall upon issue be duly and validly issued and fully paid and nonassessable.

     (g) If any shares of Common Stock required to be reserved for the purposes of conversion of Series B Preferred Stock hereunder require registration with or approval of any governmental authority under any federal or state law, or listing upon any national securities exchange, before such shares may be issued upon conversion, the Corporation will in good faith and as expeditiously as possible endeavor to cause such shares to be duly registered, approved or listed, as the case may be.

     (h) The issuance of certificates for shares of Common Stock upon the conversion of Series B Preferred Stock shall be made without charge to the holders thereof for any transfer or similar taxes that may be payable in respect of the issue, delivery or acquisition of such certificates. Such certificates shall be issued in the respective names of the holders of the Series B Preferred Stock converted.

     (6) Exchange. The Series B Preferred Stock outstanding is exchangeable in whole at the option of the Corporation at any time after July 25, 1990 for the Corporation's 7 1/3% Convertible Subordinated Debentures due 2013 (the "Debentures"). Holders of outstanding shares of Series B Preferred Stock will be entitled to receive $50.00 principal amount of Debentures plus an amount in cash equal to accrued and unpaid dividends (whether or not declared) to the date fixed for exchange, in exchange for each share of Series B Preferred Stock held by them at the time of exchange; provided that the Debentures will be issuable in denominations of $1,000 and integral multiples thereof and an amount in cash shall be paid to such holders for any excess principal amount otherwise issuable. The Corporation will mail to each record holder of the Series B Preferred Stock written notice of its intention to exchange not less than 30 nor more than 60 days prior to the date fixed for exchange. The notice shall specify the effective date of the exchange, the place where certificates for shares of Series B Preferred Stock are to be surrendered for Debentures and state that dividends on Series B Preferred Stock will cease to accrue on such date fixed for exchange. Prior to giving notice of intention to exchange, the Corporation shall execute and deliver with a bank or trust company selected by the Corporation an Indenture substantially in the form attached as an exhibit to the Securities Purchase Agreement dated as of April 18, 1988 among the Corporation and the purchasers named therein, with such changes as may be required by law, stock exchange rule or as may be necessary to qualify such Indenture under the Trust Indenture Act of 1939. The Corporation will cause the Debentures to be authenticated and such accrued and unpaid dividends to be set aside, separate and apart from the other funds of the Corporation, in trust for the benefit of the holders of the Series B Preferred Stock, for payment on the date on which the exchange is effective; at such time the rights of the holders of the Series B Preferred stock as shareholders of the Company shall cease and the shares of Series B Preferred Stock shall no longer be deemed outstanding and shall represent only the right to receive the Debentures and such accrued and unpaid dividends but without interest thereon.

Any moneys set aside by the Corporation and unclaimed at the end of three years from the date fixed for exchange shall revert to the general funds of the Corporation. Notwithstanding the foregoing, if notice of exchange has been given pursuant to this Paragraph (6) and any holder of shares of Series B Preferred Stock shall, prior to the close of business on the date fixed for exchange, give written notice to the Corporation pursuant to Paragraph (5) of the conversion of any or all of the shares to be exchanged held by such holder (accompanied by a certificate or certificates for such shares, duly endorsed or assigned to the Corporation), then such exchange shall not become effective as to such shares to be converted and such conversion shall become effective as provided in Paragraph (5). The Debentures and such accrued and unpaid dividends will be delivered to the persons entitled thereto upon surrender to the Corporation or its agent appointed for that purpose of the certificates for the share of Series B Preferred Stock being exchanged therefor.

     (7) Sinking Fund. The Series B Preferred Stock shall not be entitled to any mandatory redemption or prepayment (except on liquidation, dissolution or winding up of the affairs of the Corporation) or to the benefit of any sinking fund.

     (8) Definition. If the day upon which any payment is to be made or any other action is to be taken or any event is scheduled to occur pursuant to the terms of these Articles of Amendment is not a business day, the payment shall be made or the other action shall be taken on the next succeeding business day. A "business day" is defined as a day in the City of Houston, County of Harris, Texas, that is not a legal holiday or a day on which banking institutions are authorized or obligated by law to close.

     (9) Notice. Except as otherwise provided herein, any notice, demand or other communication shall be deemed given and received as of the date of delivery in person or receipt set forth on the return receipt. The inability to deliver because of rejection or other refusal to accept any notice, demand or other communication, shall be deemed to be receipt of such notice, demand or other communication as of the date of such inability to deliver or rejection or refusal to accept.

     2. Paragraph D. of Article III of the Restated Articles of Incorporation is designated as paragraph E.

     APPEARERS further stated that all of the shares of the Corporation have par value; that the Corporation is authorized to issue 25,000,000 shares, of which 20,000,000 are common shares of the par value of $2.50 per share and 5,000,000 are preferred shares of the par value of $0.10 per share; and that the Board of Directors of the Corporation has the authority to amend the articles to fix the preferences, limitations, and relative rights of the preferred shares, and to establish, and fix variations and relative rights and preferences as between series of preferred shares, all as more fully set out in Article III of the Restated Articles of Incorporation.

     AND SAID APPEARERS having requested me, Notary, to note said amendment in authentic form, I do by these presents receive said amendments in the form of this public act to the end that said amendment may be promulgated and recorded and thus be read into the Restated Articles of Incorporation of Southdown, Inc., as hereinabove set forth.

     THUS DONE AND PASSED, in my office at Houston, Harris County, State of Texas, on the day, month and year first above written, in the presence of the undersigned competent witnesses, who hereunto sign their names with the said appearers and me, Notary, after a due reading of the whole.

                                       SOUTHDOWN, INC.



                                       By: /s/ CLARENCE C. COMER
                                          --------------------------------------
                                           Clarence C. Comer
                                           President



                                       By: /s/ WENDELL E. PHILLIPS, II
                                          --------------------------------------
                                           Wendell E. Phillips, II
                                           Secretary

WITNESSES:



/s/ [ILLEGIBLE]
-----------------------------------


/s/ [ILLEGIBLE]
-----------------------------------


                              /s/ W. CLELAND DADE
                      -----------------------------------
                                 NOTARY PUBLIC

                                 [NOTARY SEAL]

                            ARTICLES OF AMENDMENT TO
                       RESTATED ARTICLES OF INCORPORATION
                              DATED DECEMBER 2, 1987

  ARTICLES OF AMENDMENT        )
          TO                   )             UNITED STATES OF AMERICA
       RESTATED                )                  STATE OF TEXAS
ARTICLES OF INCORPORATION      )                 COUNTY OF HARRIS
          OF                   )
    SOUTHDOWN, INC.            )

     BE IT KNOWN, that on this 2nd day of December, 1987,
     BEFORE ME, Margaret Bassett, a Notary Public, duly commissioned and qualified, in and for the County of Harris, and in the presence of the witnesses hereinafter named and undersigned:

                          PERSONALLY CAME AND APPEARED:

     Clarence C. Comer and Wendell E. Phillips, II, appearing herein and acting for Southdown, Inc. (of which corporation they are, respectively, President and Secretary), a corporation organized and existing under the laws of the State of Louisiana, domiciled in the Parish of Orleans, State of Louisiana, organized by Articles of Incorporation executed and acknowledged on April 4, 1930, and recorded on April 5, 1930 in the records of the Recorder of the Parish of Orleans and on April 7, 1930, in the Record of Charters Book 130, who declared that pursuant to resolution of the shareholders of the corporation, adopted at a special meeting of shareholders of the corporation held on December 2, 1987, at 2:00 p.m., at the offices of the corporation, 1200 Smith Street, Suite 2200, Houston, Texas, they now appear for the purpose of executing this act of amendment and putting into authentic form the amendment so agreed to by the vote of the shareholders of said corporation.

     AND THE SAID APPEARERS further declared that by vote of the shareholders of the corporation, it was resolved that the Articles of Incorporated of the corporation be amended by adding a new Article XIII as follows:

          "No director or officer of this corporation shall be personally liable to this corporation or its shareholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability (i) for breach of the director's or officer's duty of loyalty to this corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
     Section 92(D) of the Louisiana Business Corporation Law, or (iv) for any transaction from which the director or officer derived an improper personal benefit. If the Louisiana

     Business Corporation Law is hereafter amended to authorize corporate action further limiting or eliminating the personal liability of directors or officers, then the liability of each director and officer of this corporation shall be limited or eliminated to the full extent permitted by the Louisiana Business Corporation Law as so amended from time to time. Neither the amendment nor repeal of this Article, nor the adoption of any provision of this corporation's Articles of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article, in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article, would accrue or arise, prior to such amendment, repeal or adoption of any inconsistent provision."

     AND THE SAID APPEARERS further declared that 5,615,745 of the shares of the corporation were represented at said meeting and that 5,214,882 shares voted for the said amendment and that 400,863 shares voted against the said amendment.

     AND THE SAID APPEARERS having requested me, Notary, to note said amendment in authentic form, I do by these presents receive said amendment in the form of this public act to the end that said amendment may be promulgated and recorded and thus be read into the original Restated Articles of Incorporation of Southdown, Inc., as hereinabove set forth.

     THUS DONE AND PASSED, in my office at Houston, Texas, on the day, month and year first above written, in the presence of the undersigned competent witnesses, who here unto sign their names with the said appearers and me, Notary, after a due reading of the whole.

                                       SOUTHDOWN, INC.

                                       By: /s/ CLARENCE C. COMER
                                           -------------------------------------
                                           Clarence C. Comer
                                           President

                                       By: /s/ WENDELL E. PHILLIPS, II
                                           -------------------------------------
                                           Wendell E. Phillips, II
                                           Secretary

WITNESSES:


/s/ EDGAR J. MARSTON III
-------------------------------
Edgar J. Marston III


/s/ DENNIS M. THIES
-------------------------------
Dennis M. Thies



                              /s/ MARGARET BASSETT
                    --------------------------------------------
                                  NOTARY PUBLIC

                                     [SEAL]

                            ARTICLES OF AMENDMENT TO
                       RESTATED ARTICLES OF INCORPORATION
                              DATED APRIL 10, 1987

ARTICLES OF AMENDMENT          )             STATE OF TEXAS
        TO                     )
RESTATED ARTICLES OF           )             COUNTY OF HARRIS
   INCORPORATION               )
        OF                     )             CITY OF HOUSTON
   SOUTHDOWN, INC.             )

     BE IT KNOWN, That on this 10th day of April, 1987,
     BEFORE ME, Shawna Chisnell, a Notary Public, duly commissioned and qualified in and for the County of Harris, State of Texas, and in the presence of the witnesses hereinafter named and undersigned:

                         PERSONALLY CAME AND APPEARED:

     CLARENCE C. COMER and WENDELL E. PHILLIPS, II, appearing herein and acting for Southdown, Inc. (of which Corporation they are, respectively, President and Secretary), a corporation organized and existing under the laws of the State of Louisiana, domiciled in the Parish of Orleans, State of Louisiana, organized by Articles of Incorporation effective April 4, 1930, which Articles, as amended, were restated pursuant to Restated Articles of Incorporation effective September 15, 1983, who declared that pursuant to Sections 24B(6) and 33A of the Louisiana Business Corporation Law, Article IIIB of the Restated Articles of Incorporation of the Corporation, and resolutions of the Board of Directors of the Corporation adopted at a special meeting of the Board of Directors of the Corporation held on April 7, 1987, they now appear for the purpose of executing this act of amendment and putting into authentic form the amendment so adopted by the Board of Directors of said Corporation.

     AND THE SAID APPEARERS further declare that by unanimous vote of the Board of Directors of said Corporation, it was resolved that Article III of the Restated Articles of Incorporation of Southdown, Inc. be further amended as follows:

     1.   There is added as a new paragraph C of Article III the following:

          C. Of the aforesaid 5,000,000 shares of Preferred Stock, 999,999 shares shall constitute a separate series of preferred shares designated "Preferred Stock, $1.40 Cumulative Convertible Series A" (hereinafter called the "Series A

Preferred Stock"), which shall have a stated value of $20.00 per share. The preferences, limitations and relative rights of the Series A Preferred Stock are as follows:

                                PREFERRED STOCK,
                     $1.40 CUMULATIVE CONVERTIBLE SERIES A

         (1) Dividends. The holders of the Series A Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors out of the funds of the Corporation legally available therefor and in preference to the holders of the Common Stock of the Corporation and any other capital stock of the Corporation ranking junior to the Series A Preferred Stock as to dividends, cumulative preferential dividends per share of Series A Preferred Stock in cash at the rate per annum of $1.40 and no more. Dividends on the Series A Preferred Stock will be cumulative, will accrue from the date of original issuance and will be paid (when and as declared by the Board of Directors of the Corporation) in cash quarterly, in arrears, on the last day of each March, June, September and December, commencing on the first such date to occur after the date of original issuance of the Series A Preferred Stock. Each dividend on the Series A Preferred Stock shall be paid to the holders of record of shares of the Series A Preferred Stock as they appear on the stock register of the Corporation on such record date, not exceeding 30 days preceding the payment date thereof, as shall be fixed by the Board of Directors of the Corporation. Dividends on account of arrears for any past dividend periods may be declared and paid at any time, without reference to any regular dividend payment date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board of Directors of the Corporation. No dividend may be declared on any other series or class of stock ranking on a parity with the Series A Preferred Stock as to dividends in respect of any quarterly dividend period, unless there shall also be or have been declared on the Series A Preferred Stock like dividends for all quarters at the dividend rates fixed therefor. In the event that full cumulative dividends on the Series A Preferred Stock have not been declared and paid or set apart for payment, the Corporation may not declare or pay or set apart for payment any dividends or make any other distributions on, or make any payment on account of the purchase, redemption or retirement of, the Common Stock or any other stock of the Corporation ranking as to dividends or distributions of assets on liquidation, dissolution or winding up of the Corporation junior to the Series A Preferred Stock (other than, in the case of dividends or distributions, dividends or distributions paid in shares of Common Stock or such other junior ranking stock), until full cumulative dividends on the Series A Preferred Stock are declared and paid or set apart for payment.

     (2) Redemption. Shares of Series A Preferred Stock shall be redeemable, at the option of the Corporation, in whole or part at any time or from time to time after April 30, 1989 at the redemption prices set forth below (expressed as percentages of the $20.00 stated value of each share of Series A Preferred Stock), plus an amount equal to accrued and unpaid dividends (whether or not declared) to the date fixed for redemption; provided that shares of Series A Preferred Stock may also be redeemed by the Corporation prior to May 1, 1989 in connection with the receipt of a Disapproval Notice (as defined in Paragraph (3) below) as provided in the third paragraph of this Paragraph (2). After April 30, 1997, the Series A Preferred Stock may be redeemed at 100% of its stated value.

     If redeemed during the twelve-month period ending April 30,

YEAR               PERCENTAGE               YEAR               PERCENTAGE
----               ----------               ----               ----------

1990                 140.00                 1994                 120.00
1991                 135.00                 1995                 115.00
1992                 130.00                 1996                 110.00
1993                 125.00                 1997                 105.00

     In the event that the Corporation receives a Disapproval Notice, the Corporation shall be entitled to give notice of redemption and to redeem all shares of Series A Preferred Stock held by the holder giving or deemed to have given such Disapproval Notice at 100% of the stated value of each share of Series A Preferred Stock, plus an amount equal to accrued and unpaid dividends (whether or not declared) to the date fixed for redemption. Notice of redemption in response to a Disapproval Notice must be sent prior to the date of the meeting to which such Disapproval Notice relates. The Corporation must deposit the funds necessary to effect such redemption in response to a Disapproval Notice in a bank or trust company pursuant to the terms of the seventh paragraph of this Paragraph (2) contemporaneously with the giving of such notice of redemption and all such funds shall be paid or available for payment at such bank or trust company to holders of the Series A Preferred Stock prior to the consummation of the transaction to which the Disapproval Notice relates.

     In case of the redemption of only part of the Series A Preferred Stock at the time outstanding (other than a redemption in response to a Disapproval Notice), such redemption shall be made pro rata; provided, however, that, except in the case of a redemption in response to a Disapproval Notice, if full cumulative dividends shall not have been paid or declared and set apart for payment for all quarterly dividends to and including the last dividend payment date, the Corporation shall not call for redemption any shares of Series A Preferred Stock unless all such shares then outstanding are called for simultaneous redemption.

     Notice of any proposed redemption of Series A Preferred Stock shall be given by the Corporation by mailing by first class mail a copy of such notice at least 10 days prior to the date fixed for such redemption to each holder of record of the shares to be redeemed at his address appearing on the books of the Corporation. Notice of redemption shall be deemed to have been given when deposited in the United States mails, first class postage prepaid, whether or not such notice is actually received. If on or before the redemption date specified in such notice all funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares so called for redemption, so as to be and continue to be available therefor, then from and after the date of redemption so designated, notwithstanding that any certificate representing shares of Series A Preferred Stock so called for redemption shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding, the right to receive dividends thereon shall cease to accrue and all rights with respect to such shares of Series A Preferred Stock so called for redemption shall forthwith at the close of business on such redemption date cease and terminate, except only the right of the holders thereof to receive the redemption price of such shares so to be redeemed plus an amount equal to accrued and unpaid dividends (whether or not declared) up to the date fixed for redemption, but without interest thereon.

     Any moneys so set aside by the Corporation and unclaimed at the end of three years from the date fixed for redemption shall revert to the general funds of the Corporation.

     The Corporation may, however, prior to the redemption date specified in the notice of redemption, deposit in trust for the account of the holders of the shares of Series A Preferred Stock to be redeemed, with a bank or trust company in good standing organized under the laws of the United States of America or of any state thereof, having its principal office located in the continental United States, and having a capital, surplus and undivided profits aggregating at least $50 million, designated in such notice of redemption, all funds necessary for such redemption (including accrued and unpaid dividends up to the date fixed for redemption), together with irrevocable written instructions authorizing such bank or trust company, on behalf and at the expense of the Corporation, to cause the notice of redemption to be mailed as herein provided at least 10 days prior to the redemption date and to include in said notice of redemption a statement that all funds necessary for such redemption have been so deposited in trust and are immediately available, and on the redemption date, notwithstanding that any certificate representing shares of Series A Preferred Stock called for redemption shall not have been surrendered for cancellation, all shares of Series A Preferred Stock with respect to which such deposit shall have been made and which are outstanding on such redemption date shall no longer be deemed to be outstanding and all rights with respect to such shares of Series A Preferred Stock shall forthwith at the close of business on such redemption date cease and terminate, except only the right of the holders thereof to receive from such bank or trust company, at any time after the redemption date, the redemption price of such shares so to be redeemed plus accrued and unpaid dividends up to the date fixed for redemption. In the event the holder of any such shares of Series A Preferred Stock shall not, within three years after the redemption date, claim the amount deposited for the redemption thereof, the depositary shall, upon the request of the Corporation expressed in a resolution of its Board of Directors, pay over to the Corporation such unclaimed amount.

     If any shares of Series A Preferred Stock called for redemption are not issued and outstanding as of the date fixed for redemption, the amount set aside or deposited for the redemption thereof shall revert to or be paid over to the Corporation.

     Any shares of Series A Preferred Stock which are redeemed or otherwise purchased or acquired by the Corporation or any subsidiary thereof shall be cancelled. The number of shares of Series A Preferred Stock shall be reduced by the number of shares so cancelled and such cancelled shares shall be restored to the status of authorized but unissued shares of Preferred Stock that are undesignated as to series. For the purposes of this paragraph, a subsidiary means a corporation of which a majority of the capital stock having voting power under ordinary circumstances to elect a majority of the board of directors is owned by (a) the Corporation, (b) the Corporation and one or more of its subsidiaries or (c) one or more of the Corporation's subsidiaries.

     (3) Regarding Voting Rights. Each share of Series A Preferred Stock shall entitle the holder thereof to one vote for each share held and, except as provided herein, or by law, the Series A Preferred Stock and the Common Stock (and any other capital stock of the Corporation at any time entitled to vote) shall vote together as one class.

     In addition to any provisions herein and any requirement of law, the Series A Preferred Stock shall vote as a single class with respect to any proposal (a) to change the dividend rate, liquidation preference, redemption price, voting rights or conversion rights of the shares of the Series A Preferred Stock or to increase the number of authorized shares of Series A Preferred Stock; (b) to increase the authorized amount of any class of capital stock of the Corporation unless the same ranks junior to the Series A Preferred Stock as to dividends and assets; (c) to authorize, create, issue or sell any shares of any class (or any series of any class) of capital stock of the Corporation that ranks pari passu with or prior to the Series A Preferred Stock as to dividends or distribution of assets upon liquidation (collectively, the "Priority Stock"); (d) for the merger or consolidation of the Corporation with or into, or the sale of substantially all of the assets of the Corporation to, any other entity; and (e) for the alteration, change or modification of the rights set forth in this paragraph.

     Unless the vote of a larger percentage is required by law or the Restated Articles of Incorporation, the affirmative vote of the holders of a majority of the outstanding shares of Series A Preferred Stock shall be sufficient to take any action as to which a class vote of the holders of the Series A Preferred Stock is required by law or the

Restated Articles of Incorporation. In the event that the holders of the Series A Preferred Stock are entitled to vote as a class with respect to any matter referred to in clause (d) of the preceding paragraph ("Clause (d) Matter"), the Corporation shall give the holders of the Series A Preferred Stock at least 30 days' notice of any meeting at which a Clause (d) Matter shall be submitted to shareholders, and each holder of Series A Preferred Stock shall be obligated to notify the Corporation in writing (by execution of a proxy or otherwise), by delivery of such notice to the Corporation, at least ten days prior to the date of any such meeting whether such holder intends to vote in support of or in opposition to the Clause (d) Matter. Simultaneously with the delivery of such notice and if the holder indicates that it intends to vote in support of the Clause (d) Matter, the holder shall deliver a legally binding and irrevocable proxy authorizing the Corporation or officers thereof to so vote such holder's shares of Series A Preferred Stock. Any holder who actually receives the Corporation's notice of meeting with respect to a Clause (d) Matter and who indicates that it intends to vote in opposition to the Clause (d) Matter or who fails to deliver such notice together with such proxy within the required time period shall be deemed to have given a "Disapproval Notice" to the Corporation. If the Corporation elects to give notice of redemption and to redeem the Series A Preferred Stock held by a holder giving a Disapproval Notice as provided in the third paragraph of Paragraph (2) above, the holder of any such shares of Series A Preferred Stock shall, effective upon the deposit by the Corporation of the funds necessary to effect such redemption, be deemed to have granted an irrevocable proxy to the Corporation to vote all such shares of Series A Preferred Stock registered in the name of such holder in support of the Clause
(d) Matter and to vote on all other matters in the manner determined by the Board of Directors of the Corporation at the meeting.

     Whenever, at any time, dividends payable on the Series A Preferred Stock shall be in arrears for such number of dividend periods as shall in the aggregate contain not less than 540 calendar days, the holders of the Series A Preferred Stock shall have the exclusive right, voting separately as a class to elect by a majority of the votes cast two directors of the Corporation, who shall be a Class I director and a Class II director, respectively, (i) at the Corporation's next annual meeting of shareholders, (ii) at a special meeting held in place thereof, (iii) at a special meeting of the holders of shares of the Series A Preferred Stock called by the Secretary of the Corporation upon the written request of the holders of record of 25% or more of the total number of shares of Series A Preferred Stock then outstanding, to be held within 30 days after delivery of such request, or (iv) by written consent of the holders of a majority of the issued and outstanding shares of Series A Stock in lieu thereof, and at each succeeding meeting of shareholders thereafter at which directors shall be elected until such rights shall terminate as hereinafter provided. The Board of Directors of the Corporation hereby unanimously directs the Secretary of the Corporation to give notice of any special meeting of the shareholders of the Corporation required from time to time by the provisions of this Paragraph (3), in the manner prescribed by the Bylaws of the Corporation. At elections for such directors, each holder of the Series A Preferred Stock shall be entitled to one vote for each share held. Upon the vesting of such voting right in the holders of the Series A Preferred Stock, the maximum authorized number of members of the Board of Directors shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of the Series A Preferred Stock as hereinabove set forth. The right of the holders of the Series A Preferred Stock, voting separately as a class, to elect members of the Board of Directors of the Corporation as aforesaid shall continue until such time as all dividends accumulated on the Series A Preferred Stock shall have been paid in full, at which time such right shall terminate, except as by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned. Upon any termination of the right of the holders of the Series A Preferred Stock to vote for directors as herein provided, the term of office of all directors then in office elected by such series voting as a class shall terminate immediately. If the office of any director elected by the holders of the Series A Preferred Stock becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, the remaining director elected by the holders of Series A Preferred Stock voting as a class may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred. Whenever the special voting powers vested in the holders of the Series A Preferred Stock shall have expired, the number of directors shall become such number as may be provided for in the By-Laws, or resolution of the Board of Directors thereunder, irrespective of any increase made pursuant to the provisions of this Paragraph (3).

     (4) Priority in Event of Dissolution. In the event of any liquidation, dissolution, or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation (including any liquidation preferences payable in respect of capital stock of the Corporation ranking senior to the Series A Preferred Stock as to assets), the holders of the Series A Preferred Stock shall be entitled to receive, out of the remaining net assets of the Corporation, $20.00 in cash for each share of Series A Preferred Stock, plus an amount equal to all dividends accrued and unpaid on each such share (whether or not declared) up to the date fixed for distribution, before any distribution shall be made to the holders of the Common Stock of the Corporation or any other stock of the Corporation ranking junior to the Series A Preferred Stock as to assets. If upon any liquidation, dissolution or winding up of the affairs of the Corporation, the assets distributable among the holders of Series A Preferred Stock (and any other capital stock of the Corporation ranking on a parity with the Series A Preferred Stock as to assets) shall be insufficient to permit the payment in full to the holders of all shares of such Series A Preferred Stock (and any other capital stock of the Corporation ranking on a parity with the Series A Preferred Stock as to assets) of all preferential amounts payable to all such holders, then the entire assets of the Corporation thus distributable shall be distributed ratably among the holders of the Series A Preferred Stock (and any other capital stock of the Corporation ranking on a parity with the Series A Preferred Stock as to assets) in proportion to the respective amounts that would be payable per share if such assets were sufficient to permit payment in full.

     (5) Conversion. (a) Subject to and upon compliance with the provisions herein, at the option of the holder, shares of Series A Preferred Stock may, at any time on and after September 1, 1987, be converted into fully paid and nonassessable shares of Common Stock at the rate of .500 of a share of Common Stock for each share of Series A Preferred Stock to be converted (subject to the adjustment as hereinafter provided) ("conversion rate"); provided, however, that if the Corporation shall have given notice of redemption of any shares of Series A Preferred Stock pursuant to Paragraph (2) above, the right to convert such shares shall terminate at 5:00 p.m., Houston, Texas time, on the date fixed for redemption (unless the Corporation shall default in the payment due upon redemption in which case such conversion rights shall not expire). the result obtained by dividing $10.00 by the conversion rate in effect from time to time is herein referred to as the "conversion price." Whenever the conversion price is adjusted pursuant to the provisions of Subparagraph (d) below, the conversion rate shall be redetermined by dividing $10.00 by the then adjusted conversion price. The conversion rate and the conversion price in effect from time to time shall be calculated to four decimal places and rounded to the nearer thousandths.

     (b) In order to exercise the right to convert, the holder of any shares of Series A Preferred Stock to be converted shall surrender the certificate representing such Series A Preferred Stock, accompanied (if so required by the Corporation) by the proper instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder thereof or by his attorney duly authorized in writing, to the Corporation at its principal executive office, and shall give written notice to the Corporation at such office that the holder elects to convert such Series A Preferred Stock. No payment or adjustment shall be made upon any conversion on account of regular cash dividends declared or accrued on the Common Stock or the Series A Preferred Stock surrendered for conversion. Series A Preferred Stock shall be deemed to have been converted immediately prior to the close of business on the date of the giving of such notice and of the surrender of such certificates for conversion in accordance with the foregoing provisions, and at such time the rights of the holder of such Series A Preferred Stock as such holder shall cease, and the holder thereof shall be treated for all purposes as the record holder of Common Stock from and after such time. As promptly as practicable after receipt of such notice and the surrender of such certificates as aforesaid, the Corporation shall issue and deliver at such office a certificate or certificates for the number of full shares of Common Stock issuable upon conversion.

     (c) No fractional share of Common Stock shall be issued upon conversion of Series A Preferred Stock. Instead of any fractional share of Common Stock which would otherwise be issuable upon conversion of any Series A Preferred Stock, the Corporation shall pay a cash adjustment equal to such fraction multiplied by the Price per share of the Common Stock on the trading day next preceding the date of conversion. In determining the number of shares of Common

Stock and the payment, if any, in lieu of fractional shares that a holder of Series A Preferred Stock shall receive, the total number of shares of Series A Preferred Stock surrendered for conversion by such holder shall be aggregated.

     (d) The number and kind of securities issuable upon the conversion of the Series A Preferred Stock shall be subject to adjustment from time to time upon the happening of certain events occurring on or after the date of original issue of the shares of the Series A Preferred Stock as follows:

          (i) In case of any reclassification or change of outstanding securities issuable upon exercise of the conversion rights (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination), or in the case of any consolidation or merger of the Corporation with or into another corporation (other than a merger with another corporation in which the Corporation is the surviving Corporation and which does not result in any reclassification or change -- other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination -- of outstanding securities issuable upon exercise of these conversion rights), the holders of the Series A Preferred Stock shall have, and the Corporation, or such successor corporation, shall covenant in the constituent documents effecting any of the foregoing transactions that the holders of the Series A Preferred Stock do have, the right to obtain upon the exercise of these conversion rights, in lieu of each share of Common Stock theretofore issuable upon exercise of these conversion rights, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change, consolidation or merger by a holder of one share of Common Stock issuable upon exercise of these conversion rights as if they had been exercised immediately prior to such reclassification, change, consolidation or merger. The constituent documents effecting any reclassification, change, consolidation or merger shall provide for any adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in this Subparagraph (d). The provisions of this Subparagraph

     (d)(i) shall similarly apply to successive reclassifications, changes, consolidations or mergers.

          (ii) If the Corporation at any time while any of the Series A Preferred Stock is outstanding, shall subdivide or combine its Common Stock, the conversion price shall be proportionately reduced, in case of subdivision of shares, as at the effective date of such subdivision, or if the Corporation shall take a record of holders of its Common Stock for the purpose of so subdividing, as at such record date, whichever is earlier, or shall be proportionately increased, in the case of combination of shares, as at the effective date of such combination or, if the Corporation shall take a record of holders of its Common Stock for the purpose of so combining, as at such record date, whichever is earlier.

          (iii) If the Corporation at any time while any of the Series A Preferred Stock is outstanding shall:

                    (A) Pay a dividend payable in, or make any other distribution of, Common Stock, the conversion price shall be adjusted, as at the date the Corporation shall take a record of the holders of its Common Stock for the purpose of receiving such dividend or other distribution (or if no such record is taken, as at the date of such payment or other distribution), to that price determined by multiplying the conversion price in effect immediately prior to such record date (or if no such record is taken, then immediately prior to such payment or other distribution) by a fraction (1) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (2) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution (plus in the event that the Corporation paid cash for fractional shares, the number of additional shares which would have been outstanding had the Corporation issued fractional shares in connection with said dividend, except to the extent such payment of cash is treated as a dividend payable out of earnings or surplus legally available for the payment of dividends under the laws of the State of Louisiana); or

          (B) Make a distribution of its assets to the holders of its Common Stock as a dividend in liquidation or partial liquidation or by way of return of capital or other than as a dividend payable out of earnings or surplus legally available for dividends under the laws of the State of Louisiana, the holders of the Series A Preferred Stock shall, upon exercise of these conversion rights, be entitled to receive, in addition to the number of shares of Common Stock receivable thereupon, and without payment of any consideration therefor, a sum equal to the amount of such assets as would have been deliverable to them as owners of that number of shares of Common Stock of the Corporation receivable by exercise of these conversion rights, had they been the holders of record of such Common Stock on the record date for such distribution (or if no such record is taken, as of the date of such distribution); and an appropriate provision therefore shall be made a part of any such distribution.

     (iv) If the Corporation at any time while any of the Series A Preferred Stock is outstanding shall issue any additional shares of Common Stock (otherwise than as provided in the foregoing Subparagraphs (i) through (iii) above) at a price per share less than the average Price per share of Common Stock for the 20 trading days immediately preceding the date of the authorization of such issuance by the Corporation's Board of Directors (the "Market Price") then the conversion price on each such issuance shall be adjusted to that price determined by multiplying the conversion price by a fraction:

          (A) the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock multiplied by the Market Price, and
     (2) the consideration, if any, received and deemed received by the Corporation upon the issuance of such additional shares of Common Stock, divided by (3) the total number of shares of Common Stock outstanding immediately after the issuance of such additional shares of Common Stock, and

          (B)  the denominator of which shall be the Market Price.

     No adjustment of the conversion price shall be made in an amount less than $.05 per share, but any such lesser adjustment shall be carried forward and shall be made at the time together with the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to $.05 per share or more. Further, no adjustments of the conversion price shall be made under this Subparagraph (d)(iv) upon the issuance of any additional shares of Common Stock that (x) are issued pursuant to thrift plans, stock purchase plans, stock bonus plans, stock option plans, employee stock ownership plans and other incentive or profit sharing arrangements for the benefit of employees, provided such plans or arrangements have been approved by a majority of either the disinterested members of the Board of Directors of the Corporation or the Corporation's stockholders ("Employee Benefit Plans") or (y) are issued pursuant to any Common Stock Equivalent (as defined in Subparagraph (d)(v) below), if upon the issuance of any such Common Stock Equivalent, any such adjustments shall previously have been made pursuant to Subparagraph (d)(v) hereof or if no adjustment was required pursuant to Subparagraph (d)(v) hereof.

     The Price per share of Common Stock on any day means the average (mean) of the reported "high" and "low" sales prices for such shares as reported in The Wall Street Journal's NYSE-Composite Transactions listing for such day (corrected for obvious typographical errors), or if such shares are not reported in such listing, then the average of the reported "high" and "low" sales prices on the largest national securities exchange (based on the aggregate dollar value of securities listed) on which such shares are listed or traded, or if such shares are not listed or traded on any national securities exchange, then the average of the reported "high" and "low" sales prices for such shares in the over-the-counter market, as reported on the National Association of Securities Dealers Automated Quotations System, or, if such prices shall not be reported thereon, the average between the closing bid and asked prices so reported, or, if such prices shall not be reported, then the average closing bid and asked prices reported by the National Quotation Bureau Incorporated, or, in all other cases, the value established by the Board of Directors of the Corporation in good faith. The "average" Price per share of the Common Stock for any period shall be determined by dividing the sum of the Prices determined for the individual days in such period by the number of days in such period.

     (v) In case the Corporation shall issue any security or evidence of indebtedness which is convertible into or exchangeable for Common Stock ("Convertible Security"), or any warrant, option or other right to subscribe for or purchase Common Stock or any Convertible Security, other than pursuant to Employee Benefit Plans, ("Common Stock Equivalent"), or if, after any such issuance, the price per share for which additional shares of Common Stock may be issuable thereunder is amended, then the conversion price upon each such issuance or amendment shall be adjusted as provided in Subparagraph (d)(iv) hereof on the basis that (i) the maximum number of additional shares of Common Stock issuable pursuant to all such Common Stock Equivalents shall be deemed to have been issued as of the earlier of (a) the date on which the Corporation shall enter into a firm contract for the issuance of such Common Stock Equivalent, or (b) the date of actual issuance of such Common Stock Equivalent; and (ii) the aggregate consideration for such maximum number of additional shares of Common Stock shall be deemed to be the minimum consideration received and receivable by the Corporation for the issuance of such additional shares of Common Stock pursuant to such Common Stock Equivalent; provided, however, that no adjustment shall be made pursuant to this Subparagraph (d)(v) unless the consideration received and receivable by the Corporation per share of Common Stock for the issuance of such additional shares of Common Stock pursuant to such Common Stock Equivalent is less than the Market Price. No adjustment of the conversion price shall be made under this Subparagraph upon the issuance of any Convertible Security which is issued pursuant to the exercise of any warrants or other subscription or purchase rights therefor, if any adjustment shall previously have been made in the conversion price than in effect upon the issuance of such warrants or other rights pursuant to this Subparagraph (d)(v).

     (vi) The following provisions shall be applicable to making of adjustments in the conversion price hereinbefore provided in this Subparagraph (d):

     (A) The consideration received by the Corporation shall be deemed to be the following: to the extent that any additional shares of Common Stock or any Common stock Equivalents shall be issued for cash consideration, the consideration received by the Corporation therefor, or, if such additional shares of Common Stock or Common Stock Equivalents are offered by the Corporation for subscription, the subscription price, or, if such additional shares of Common stock or Common Stock Equivalents are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price, in any such case excluding any amounts paid or receivable for accrued interest or accrued dividends and without deduction of any compensation, discounts or expenses paid or incurred by the Corporation for and in the underwriting of, or otherwise in connection with, the issue thereof; to the extent that such issuance shall be for a consideration other than cash, then, except as herein otherwise expressly provided, the fair market value of such consideration at the time of such issuance as determined in good faith by the Corporation's Board of Directors. The consideration for any additional shares of Common Stock issuable pursuant to any Common stock Equivalents shall be the consideration received by the Corporation for issuing such Common Stock Equivalents, plus the additional consideration payable to the corporation upon the exercise, conversion or exchange of such Common Stock Equivalents. In case of the issuance at any time of any additional shares of Common Stock or Common Stock Equivalents in payment or satisfaction of any dividend upon any class of stock other than Common Stock, the Corporation shall be deemed to have received for such additional shares of Common Stock or Common stock Equivalents a consideration equal to the amount of such dividend so paid or satisfied. In any case in which the consideration to be received or paid shall be other than cash, the Board of Directors of the Corporation shall notify promptly each holder of the Series A Preferred Stock of its determination of the fair market value of such consideration.

               (B) Upon the expiration of the right to convert, exchange or exercise any Common Stock Equivalent the issuance of which effected an adjustment in the conversion price, if any such Common Stock Equivalent shall not have been converted, exercised or exchanged, the number of shares of Common Stock deemed to be issued and outstanding by reason of the fact that they were issuable upon conversion, exchange or exercise of any such Common Stock Equivalent shall no longer be computed as set forth above, and the conversion price shall forthwith be readjusted and thereafter be the price which it would have been (but reflecting any other adjustments in the conversion price made pursuant to the provisions of Subparagraph (d)(iv) after the issuance of such Common Stock Equivalent) had the adjustment of the conversion price made upon the issuance or sale of such Common Stock Equivalent been made on the basis of the issuance only of the number of additional shares of Common Stock actually issued upon exercise, conversion or exchange of such Common Stock Equivalents and thereupon only the number of additional shares of Common Stock actually so issued shall be deemed to have been issued and only the consideration actually received by the Corporation (computed as in Subparagraph (A) of this Subparagraph (d)(vi)) shall be deemed to have been received by the Corporation.

               (C) The number of shares of Common Stock at any time outstanding shall not include any shares thereof then directly or indirectly owned or held by or for the account of the Corporation or its subsidiaries.

     (e) Whenever the conversion price and the conversion rate are required to be adjusted as provided herein, the Corporation shall forthwith compute the adjusted conversion price and the adjusted conversion rate and shall prepare a certificate setting forth such adjusted conversion price and adjusted conversion rate and showing in detail the facts upon which such adjustment is based. A copy of such certificate shall forthwith be filed with the transfer agent or agents for the Series A Preferred Stock (if any) and for the Common Stock; and thereafter, until further adjusted, the adjusted conversion price and the adjusted conversion rate shall be as set forth in such certificate, provided that the computation of such adjusted conversion price and such adjusted conversion rate shall be reviewed at least annually by the independent public accountants regularly employed by the Corporation and said accountants shall file a corrected certificate, if required, with such transfer agent or agents. The Corporation shall mail or cause to be mailed to the holders of Series A Preferred Stock at the time of each quarterly dividend payment, a statement setting forth the adjustments, if any, made in the applicable conversion price and conversion rate and not theretofore reported to such holders, and the reasons for such adjustment.

     (f) The Corporation will at all times reserve and keep available, out of its authorized and unissued Common Stock solely for the purpose of issuance upon the conversion of the Series A Preferred Stock as herein provided, free from preemptive and other subscription rights, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding Series
A Preferred Stock. The Corporation shall ensure that all shares of Common Stock which shall be so issuable shall upon issue be duly and validly issued and fully paid and nonassessable.

     (g) If any shares of Common Stock required to be reserved for the purposes of conversion of Series A Preferred Stock hereunder require registration with or approval of any governmental authority under any federal or state law, or listing upon any national securities exchange, before such shares may be issued upon conversion, the Corporation will in good faith and as expeditiously as possible endeavor to cause such shares to be duly registered, approved or listed, as the case may be.

     (h) The issuance of certificates for shares of Common Stock upon the conversion of Series A Preferred Stock shall be made without charge to the holders thereof for any transfer or similar taxes that may be payable in respect of the issue, delivery or acquisition of such certificates. Such certificates shall be issued in the respective names of the holders of the Series A Preference Stock converted.

     (6) Sinking Fund. The Series A Preferred Stock shall not be entitled to any mandatory redemption or prepayment (except on liquidation, dissolution or winding up of the affairs of the Corporation) or to the benefit of any sinking fund.

     (7) Definition. If the day upon which any payment is to be made or any other action is to be taken or any event is scheduled to occur pursuant to the terms of Articles of Amendment is not a business day, the payment shall be made or the other action shall be taken on the next succeeding business day. A "business day" is defined as a day in the City of Houston, County of Harris, Texas, that is not a legal holiday or a day on which banking institutions are authorized or obligated by law to close.

     (8) Notice. Any notice, demand or other communication shall be deemed given and received as of the date of delivery in person or receipt set forth on the return receipt. The inability to deliver because of rejection or other refusal to accept any notice, demand or other communication, shall be deemed to be receipt of such notice, demand or other communication as of the date of such inability to deliver or rejection or refusal to accept.

     2. Paragraph C of Article III is relettered as paragraph D.

     APPEARERS further stated that all of the shares of the Corporation have par value; that the Corporation is authorized to issue 25,000,000 shares, of which 20,000,000 are common shares of the par value of $2.50 per share and 5,000,000 are preferred shares of the par value of $0.10 per share; and that the Board of Directors of the Corporation has the authority to amend the articles to fix the preferences, limitations, and relative rights of the preferred shares, and to establish, and fix variations and relative rights and preferences as between series of preferred shares, all as more fully set out in Article III of the Restated Articles of Incorporation.

     AND SAID APPEARERS having requested me, Notary, to note said amendment in authentic form, I do by these presents receive said amendments in the form of this public act to the end that said amendment may be promulgated and recorded and thus be read into the Restated Articles of Incorporation of Southdown, Inc., as hereinabove set forth.

     THUS DONE AND PASSED, in my office at Houston, Harris County, State of Texas, on the day, month and year first above written, in the presence of the undersigned competent witnesses, who hereunto sign their names with the said appearers and me, Notary, after a due reading of the whole.

                              SOUTHDOWN, INC.


                              By: /s/ CLARENCE C. COMER
                                 -----------------------------
                                  Clarence C. Comer
                                  President

                              By: /s/ WENDELL E. PHILLIPS, II
                                 -----------------------------
                                  Wendell E. Phillips, II
                                  Secretary


WITNESSES

/s/ WILLIAM CLELAND DADE
-------------------------
William Cleland Dade


/s/ L. CRAIG CARLETON
-------------------------
L. Craig Carleton


                              /s/ SHAWNA CHISNELL
                              --------------------
                                 NOTARY PUBLIC

                                 [NOTARY SEAL]

                       RESTATED ARTICLES OF INCORPORATION
                               OF SOUTHDOWN, INC.
                            DATED SEPTEMBER 15, 1983

                       RESTATED ARTICLES OF INCORPORATION
                            DATED SEPTEMBER 15, 1983

                       RESTATED ARTICLES OF INCORPORATION
                                       of
                                SOUTHDOWN, INC.

     Southdown, Inc., a Louisiana corporation (the "corporation"), through its undersigned President and Secretary and by authority of its Board of Directors, does hereby certify that:

     FIRST: The Restated Articles of Incorporation set forth in Paragraph Fourth below accurately copies the articles and all amendments and corrections thereto in effect at the date hereof without any substantive changes.

     SECOND: Each amendment and correction has been effected in conformity with law.

     THIRD: The date of incorporation of the corporation was April 4, 1930, and the date of these Restated Articles is September 15, 1983.

     FOURTH: The Restated Articles of Incorporation of the corporation are as follows:

                                   ARTICLE I

     The name of this corporation shall be Southdown, Inc.

                                   ARTICLE II

     The corporation's purpose is to engage in any lawful activity for which corporations may be formed under the Business Corporation Law of Louisiana.

                                  ARTICLE III

     A. The Corporation has authority to issue 20,000,000 shares of Common Stock of the par value of $2.50 per share (the "Common Stock") and 5,000,000 shares of Preferred Stock of the par value of $.10 per share (the "Preferred Stock").

     B. Shares of the Preferred Stock may be issued from time to time in one or more classes or series, each of which shall have such distinctive designation or title and such voting rights, preferences and relative, optional or other special rights (including, without limitation, pre-emptive rights) and qualifications, limitations or restrictions as shall be fixed by the board of directors of the corporation prior to the issuance of any shares thereof by amendment to these Articles of Incorporation adopted by the board of directors.

     C. Except to the extent otherwise provided by an amendment adopted by the board of directors in accordance with the provisions of Article III(B) hereof, no shareholder of this corporation shall by reason of his holding shares of any class have any pre-emptive or preferential right to purchase or subscribe to any shares of any class of this corporation now or hereafter authorized or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class now or hereafter to be authorized, whether or not the issuance of any shares, or such notes, debentures, bonds or other securities would adversely affect dividend or voting rights of such shareholder, other than such rights, if any, as the board of directors in its discretion may fix; and the board of directors may issue shares of any class of this corporation, or any notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase shares of any class, without offering any such shares of any class, either in whole or in part, to the existing shareholders of any class.

                                   ARTICLE IV

     All of the corporate powers of this corporation shall be vested in and exercised by a board of directors consisting of the number of directors specified in the by-laws of the corporation or determined in the manner prescribed herein.

     The Board of Directors shall be divided into three classes as nearly equal in number as may be, with the initial term of office of Class I expiring at the annual meeting of shareholders in 1971, of Class II expiring at the annual meeting of shareholders in 1972, and of Class III expiring at the annual meeting of shareholders in 1973.

     At each annual meeting of shareholders, directors chosen to succeed those whose terms then expire shall be elected for a full term of office expiring at the third succeeding annual meeting of shareholders after their election. When the number of directors is increased by amendment to the by-laws of the corporation, and any newly created directorships are filled by the Board of Directors, there shall be no classification of such additional directors until the next annual meeting of shareholders. Subject to the foregoing, directors elected to fill a vacancy shall hold office for a term expiring at the annual meeting at which the term of the class to which they shall have been elected expires.

     The shareholders, by the affirmative vote or consent of the holders of 80% of all classes of stock of this corporation entitled to vote in elections of directors, at any special meeting called for the purpose may remove from office any one or more of the directors, notwithstanding that his or their terms of office may not have expired, and may forthwith at such meeting proceed to elect a successor for the unexpired term.

                                   ARTICLE V

     Any director absent from the meeting of the board of directors or any committee thereof may be represented by any other director or shareholder, who may cast the absent director's vote according to his written instructions, general or special.

                                   ARTICLE VI

     The board of directors may make and alter by-laws containing any provisions with respect to the government of the corporation, subject to the power of the shareholders to change or repeal any by-laws so made. The by-laws may contain any provision relating to the business of the corporation, the conduct of its affairs, its rights or powers, or the rights or powers of its shareholders, directors or officers, not inconsistent with law or these articles.

                                  ARTICLE VII

     No shareholder shall ever be held liable for the contracts, faults or debts of the corporation in any further sum than the unpaid balance, if any, remaining due on the stock for which he has subscribed, nor shall any informality in organization have the effect of rendering any subscriber or shareholder liable beyond the said unpaid amount, if any, remaining due on his stock.

                                  ARTICLE VIII

     Notwithstanding any other provision of this certificate of incorporation or the by-laws of this corporation (and in addition to any other vote that may be required by law, the Articles of Incorporation or the by-laws of this corporation), the affirmative vote of the holders of 80% of all classes of stock of this Corporation entitled to vote in elections of directors (considered for this purpose as one class) shall be required to amend, alter, change, or repeal Articles IV, VIII, VI, IX, X or XI of the Articles of Incorporation.

     Except as provided in the Articles of Incorporation, or as required by statute, the Articles of Incorporation may be amended by the affirmative vote or consent of the holders of a majority of all classes of stock of this corporation entitled to vote in elections of directors, taken at an annual or special meeting of shareholders, the notice of which set forth the proposed amendment or a summary of the changes to be made thereby. If such an amendment would adversely affect the holders of shares of any class or series, then in addition to the vote required by the sentence immediately preceding, the holders of each class or series of shares so affected by the amendment shall be entitled to vote as a class upon such amendment, and a majority of the issued and outstanding shares of each class or series so affected by the amendment shall be necessary to the adoption thereof.

                                   ARTICLE IX

     (A) Except as set forth in Paragraph (D) of this Article IX, the affirmative vote or consent of the holders of 80% of all classes of stock of this corporation entitled to vote in elections of directors, considered for the purposes of this Article IX as one class, shall be required:

          (i) for a merger or consolidation with or into any other corporation, or

         (ii) for any sale or lease of all or any substantial part of the assets of this corporation to any other corporation, person or other entity, or

        (iii) any sale or lease to this corporation or any subsidiary thereof of any assets (except assets having an aggregate fair market value of less than $2,000,000) in exchange for voting securities (or securities convertible into voting securities or options, warrants, or rights to purchase voting securities or securities convertible into voting securities) of this corporation or any subsidiary by any other corporation, person or entity, if as of the record date for the determination of shareholders entitled to notice thereof and to vote thereon or consent thereto such other corporation, person or entity which is party to such a transaction is the beneficial owner, directly or indirectly, of 5% or more of the outstanding shares of stock of this corporation entitled to vote in elections of directors, considered for the purpose of the Article IX as one class. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of the stock of this corporation otherwise required by law or any agreement between this corporation and any national securities exchange.

     (B) For purposes of this Article IX any corporation, person or other entity shall be deemed to be the beneficial owner of any share of stock of this corporation,

          (i) which it owns directly, whether or not of record, or

         (ii) which it has the right to acquire pursuant to any agreement or understanding or upon exercise of conversion rights, warrants or options or otherwise, or

        (iii) which are beneficially owned, directly or indirectly (including shares deemed to be owned through application of clause (ii) above), by any "affiliate" or "associate" as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect on July 1, 1970, or

         (iv) which are beneficially owned, directly or indirectly (including shares deemed owned through application of clause (ii) above), by any other corporation, person or entity with which it or its "affiliate" or "associate" has any agreement or arrangement or understanding for the purpose of acquiring, holding, voting or disposing of stock of this corporation.

     For the purposes of this Article IX, the outstanding shares of any class of stock of this corporation shall include shares deemed owned through the application of clauses (B)(ii), (iii) and (iv) above, but shall not include any other shares which may be issuable pursuant to any agreement or upon exercise of conversion rights, warrants, options or otherwise.

     (C) The Board of Directors shall have the power and duty to determine for the purposes of this Article IX on the basis of information known to this corporation, whether

          (i) such other corporation, person or other entity beneficially owns more than 5% of the outstanding shares of stock of this corporation entitled to vote in elections of directors,

          (ii) a corporation, person, or entity is an "affiliate" or "associate" (as defined in Paragraph (B) above) of another,

          (iii) the assets being acquired by this corporation, or any subsidiary thereof, have an aggregate fair market value of less than $2,000,000, and

          (iv) the memorandum of understanding referred to in paragraph (D) below is substantially consistent with the transaction covered thereby.

     Any such determination shall be conclusive and binding for all purposes of this Article IX.

     (D) The provisions of this Article IX shall not apply to,

          (i) any merger or similar transaction with any corporation if the Board of Directors of this corporation has approved a memorandum of understanding with such other corporation with respect to such transaction prior to the time that such other corporation shall have become a beneficial owner of more than 5% of the outstanding shares of stock of this corporation entitled to vote in elections of directors; or

          (ii) any merger or consolidation of this corporation with, or any sale or lease to this corporation or any subsidiary thereof of any assets of or sale or lease by this corporation or any subsidiary thereof of any its assets to (a) any corporation of which a majority of the outstanding shares of all classes of stock entitled to vote in elections of directors is owned of record or beneficially by this corporation and its subsidiaries or (b) Zapata Norness Incorporated, a Delaware corporation, or any successor, affiliate, associate or subsidiary.

     (E) Except as may be otherwise provided by this Article IX or required by statute, an agreement of merger or consolidation may be approved by a majority vote of the shares issued and outstanding, taken at a meeting called for the purpose of such approval.

                                   ARTICLE X

     Special meetings of shareholders may be called by 80% or more of the Board of Directors or of the Executive Committee thereof or the President of this corporation and shall be called upon the written request of the holders of 80% or more of this corporation's stock outstanding and entitled to vote for directors as of the date of such request.

                                   ARTICLE XI

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the by-laws of the corporation by the affirmative vote of 80% of the entire Board of Directors. Such by-laws may be adopted, amended or repealed by the affirmative vote of the holders of 80% of this corporation's stock outstanding and entitled to vote at the meeting at which any by-law is adopted, amended or repealed. To the extent not determined by the Articles of Incorporation, the number, qualification, term of office, manner of election, time and place of meeting, compensation and powers and duties of the directors may be prescribed from time to time by the by-laws. The by-laws may contain any other provisions for the regulation and management of the affairs of the corporation not inconsistent with statute or the Articles of Incorporation.

                                  ARTICLE XII

     Cash, property or share dividends, shares issuable to shareholders in connection with a reclassification of stock, and the redemption price of redeemed shares of Preferred Stock, which are not claimed by the shareholders entitled thereto within one year after the dividend or redemption price became payable or the shares became issuable, despite reasonable efforts by the corporation to pay the dividend or redemption price or deliver the certificates for the shares to such shareholders within such time, shall, at the expiration of such time, revert to full ownership to the corporation, and the corporation's obligation to pay such dividend or redemption price or issue such shares, as the case may be, shall thereupon cease; provided that the board of directors may, at any time, for any reason satisfactory to it, but need not, authorize (a) payment of the amount of any cash or property dividend or redemption price, or (b) issuance of any shares, ownership of which has reverted to the corporation pursuant to this Article XII, to the person or entity who or which would be entitled thereto had such reversion not occurred.

Dated: September 15th, 1983



                                  SOUTHDOWN, INC.

                                  By:/s/ LAWRENCE E. HIRSCH
                                    ----------------------------
                                        Lawrence E. Hirsch,
                                            President

                                  By:/s/ E.B. SCHERICH
                                    ----------------------------
                                          E.B. Scherich,
                                            Secretary

                                 ACKNOWLEDGMENT

STATE OF TEXAS

COUNTY OF HARRIS

     BEFORE ME, the undersigned authority, personally came and appeared Laurence
E. Hirsch and E. B. Scherich to me known to be the President and Secretary of Southdown, Inc. and the persons who executed the foregoing instrument in such capacities, and who, being duly sworn, acknowledged in my presence and in the presence of the undersigned witnesses that they were authorized to and did execute the foregoing instrument in such capacities for the said corporation, as its and their free act and deed.

     IN WITNESS WHEREOF, the appearers and witnesses and I have hereunto affixed our signatures on this 15th day of September, 1983.

WITNESSES:


/s/ MICHELLE RAYMOND                   /s/ LAURENCE E. HIRSCH
-----------------------------------    ------------------------------------
                                               Laurence E. Hirsch,
                                                    President

/s/ MARIE KALISEK
-----------------------------------


/s/ MICHELLE RAYMOND                   /s/ E. B. SCHERICH
-----------------------------------    ------------------------------------
                                                E. B. Scherich,
                                                  Secretary

/s/ MARIE KALISEK
-----------------------------------


                                 /s/ DANA LLOYD
                          ---------------------------
                                 NOTARY PUBLIC


                                 [NOTARY SEAL]



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